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                                                                     EXHIBIT 1.1

                                                                      DE BRAUW
                                                                      BLACKSTONE
                                                                      WESTBROEK

                             UNOFFICIAL TRANSLATION
                           OF THE DEED OF AMENDMENT OF
                           THE ARTICLES OF ASSOCIATION
                          JAMES HARDIE INDUSTRIES N.V.
                             dated 1 September 2005

On the first day of September two thousand and five appears before me, Professor Martin van Olffen, notaris (civil-law notary) practising in Amsterdam:

Reinier Hans Kleipool, kandidaat-notaris (candidate civil-law notary), employed by De Brauw Blackstone Westbroek N.V., a limited liability company, with corporate seat in The Hague, with address at: 2596 AL The Hague, the Netherlands, Zuid-Hollandlaan 7, at the office in Amsterdam, born in Geldermalsen on the twenty-fourth day of September nineteen hundred and seventy-nine. The person appearing declares that on the twenty-second day of August two thousand and five the general meeting of shareholders of JAMES HARDIE INDUSTRIES N.V., a limited liability company, with corporate seat in Amsterdam and address at: 1077ZX Amsterdam, Strawinskylaan 3077a, resolved to amend the articles of association of this company and to authorise the person appearing to execute this deed.

Pursuant to those resolutions the person appearing declares that he amends the company's articles of association such that these shall read in full as follows

                            ARTICLES OF ASSOCIATION:

CHAPTER I

DEFINITIONS.

ARTICLE 1.

Capitalised terms used in these articles of association shall have the following meaning:

ARTICLES                         these articles of association;

ASTC                             the ASX Settlement and Transfer Corporation Pty
                                 Ltd, the holder of an Australian clearing and settlement facility licence granted under the Corporations Act;

ASTC OPERATING RULES             the Australian law governed operating rules of
                                 the ASTC, regulating the settlement, clearing
                                 and registration of, among other things, the
                                 CUFS, as amended, varied or waived (with
                                 respect to the Company or generally) from time
                                 to time;

ASX                              The Australian Stock Exchange Limited;

BUSINESS DAY(S)                  Monday to Friday inclusive, except New Year's
                                 Day, Good Friday, Easter Monday, Christmas Day,
                                 Boxing Day, and any other day that ASX or NYSE
                                 declares is not a business day;

CEO the member of the Managing Board who has been appointed as chief executive officer pursuant to article 15.1 of these Articles;

CHESS Clearing House Electronic Sub-Register System as such term is defined in the ASTC Operating
                                 Rules;

COMPANY                          James Hardie Industries N.V.;

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
CORPORATIONS ACT                 Australian Corporations Act 2001 (Cth) and the
                                 rules and regulations issued pursuant thereto,
                                 as re-enacted, amended or modified from time to
                                 time;

CUFS(S) any CHESS Unit(s) of Foreign Securities as defined in the ASTC Operating Rules and the Corporations Act and which are issued or made available in respect of Share(s);

CUFS HOLDER(S)                   any record owner of CUFS(s) according to the
                                 terms and conditions of the ASTC Operating
                                 Rules and the Corporations Act;

GENERAL MEETING                  as the context may require, the corporate body
                                 (orgaan) comprising Shareholders who are
                                 entitled to vote and others persons who are
                                 entitled to vote, or the meeting (bijeenkomst)
                                 of the Shareholders and other persons who are
                                 entitled to attend such meetings;

INFORMATION MEETING              the information meeting to be held in advance
                                 of each General Meeting pursuant to article 36
                                 of these Articles;

JOINT BOARD                      the board as composed or re-instituted in
                                 accordance with article 27 of these Articles;

JOINT BOARD RULES                the rules governing the internal organisation
                                 of the Joint Board (gecombineerde raad
                                 reglement) as may be adopted pursuant to
                                 article 27 of these Articles;

JOINT HOLDER(S)                  in respect of an asset, any person who jointly
                                 together with one or more other participants
                                 (deelgenoten) holds legal title to such asset;

LAW unless provided otherwise in these Articles, the law of the Netherlands;

LISTING RULES                    the listing rules of the ASX and the NYSE as
                                 amended or modified from time to time;

MANAGEMENT RULES                 the rules governing the internal organisation
                                 of the Managing Board (directiereglement) as
                                 may be adopted pursuant to article 15 of these
                                 Articles;

MANAGING BOARD                   the managing board as appointed and composed in
                                 accordance with article 14 of these Articles;

NYSE                             The New York Stock Exchange;

PRESCRIBED RATE                  the base rate charged by the Company's
                                 principal banker to corporate customers from
                                 time to time in respect of overdraft loans in
                                 excess of one hundred thousand United States
                                 dollars ($100,000) calculated on a daily basis
                                 and a year of three hundred and sixty-five
                                 (365) days;

SHARE(S) any share(s) comprised in the authorised share capital of the Company pursuant to article 4.1.
                                 of these Articles;

SHAREHOLDER(S)                   any person who by Law holds legal title
                                 (juridisch gerechtigde) to the Shares;

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
SHAREHOLDER'S RIGHTS             the right to vote on Shares, the right to
                                 receive dividends and other distributions on
                                 Shares and the right to participate in any
                                 General Meeting;

SCH the Securities Clearing House as defined in, and so designated pursuant to, section 779B of the Corporations Act;

SCH BUSINESS RULES               the Australian law governed business rules of
                                 SCH governing inter alia the CUFSs;

SUPERVISORY BOARD                the supervisory board as appointed and composed
                                 in accordance with article 22 of these
                                 Articles;

SUPERVISORY RULES                the rules governing the internal organisation
                                 of the Supervisory Board (commissarissen
                                 reglement) as may be adopted pursuant to
                                 article 23 of these Articles;

USUFRUCT the right to use (gebruiken), and receive the proceeds of (de vruchten genieten van), another person's assets.

CHAPTER II

NAME. SEAT.

ARTICLE 2.

The name of the Company is: James Hardie Industries N.V.

Its corporate seat is in Amsterdam.

OBJECTS.

ARTICLE 3.

The objects of the Company are:

a. to participate in, to take an interest in any other way in and to conduct the management of business enterprises of whatever nature;

b. to raise funds by the issues of debt or equity or in any other way and to finance third parties;

c.   to provide guarantees, including guarantees for debts of third parties,

and to perform all activities which are incidental to or which may be conducive to, or connected with, any of the foregoing.

SHARE CAPITAL. ISSUANCE OF SHARES. PRE-EMPTIVE RIGHTS.

ARTICLE 4.

4.1. The authorised share capital of the Company amounts to one billion one hundred and eighty million euro (EUR 1,180,000,000). It is divided into two billion (2,000,000,000) shares of fifty-nine eurocents (EUR 0.59) each.

4.2. Subject to the approval of the Joint Board the Supervisory Board shall have the power to resolve upon the issue of Shares and to determine the price and further terms and conditions of such share issue, if and in so far as the Supervisory Board has been designated by the General Meeting as the authorised corporate body (orgaan) for this purpose. A designation as referred to above shall only be valid for a specific period of not more than five years and may from time to time be extended with a period of not more than five years.

4.3. If a designation as referred to in article 4.2 of these Articles is not in force, the General Meeting shall have power to resolve upon the issue of Shares, but only upon the
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     proposal of and for a price and on such further terms and conditions to be determined by the Supervisory Board, subject to the approval of the Joint Board.

4.4. In the event of an issue of Shares, the Shareholders shall have a pre-emptive right in proportion to the number of Shares held by them. Should a Shareholder not or not fully exercise his pre-emptive right, the remaining Shareholders shall be similarly entitled to pre-emptive rights in respect of the Shares that have not been claimed.

     If the latter collectively do not or do not fully exercise their pre-emptive rights, the Supervisory Board, and if a designation as referred to in article 4.2 of these Articles is not in force, the General Meeting, shall be due to decide to whom the Shares which have not been claimed shall be issued and such issue may be made at a higher price. There shall be no pre-emptive right to Shares issued against a contribution other than in cash or issued to employees of the Company or of a group company. The Company shall notify all Shareholders of an issue of Shares in respect of which pre-emption rights exist and of the period of time within which such rights may be exercised with due observance of article 10.2 of these Articles.

     The Supervisory Board shall have the power to limit or exclude any pre-emptive rights to which Shareholders shall be entitled, but only if and in so far as it has been granted such authority by the General Meeting, and provided further that the Supervisory Board can only exercise such authority if at that time it also has authority to resolve upon the issue of Shares. The provisions in the second sentence of article 4.2 of these Articles shall equally apply.

4.5. If a designation as referred to in article 4.2 of these Articles is not in force, the General Meeting shall have power to limit or exclude any pre-emptive rights to which Shareholders shall be entitled, but only upon the proposal of the Supervisory Board.

4.6. This article 4 shall equally apply to the granting of rights to subscribe for Shares (such as stock options), but shall not apply to the issue of Shares to a person who exercises a previously acquired right to subscribe for Shares, in which case no pre-emptive right exists (and no further action pursuant to articles 4.2 and 4.3 of these Articles shall be required).

ISSUANCE PRICE. PAYMENT ON SHARES. CALLS ON SHARES.

ARTICLE 5.

5.1. Without prejudice to what has been provided in section 2:80, subsection 2 Dutch Civil Code, Shares shall at no time be issued below par. Upon subscription of a Share, the amount to be paid thereon shall be equal to the nominal value of such Share and - if such Share is subscribed for a higher amount - the difference between such amounts. It may be stipulated that a part of the nominal value, not exceeding three-fourths (3/4) thereof, shall be due for payment after the Company has so called for it to be paid.

5.2. Calls on Shareholders in respect of any part of the nominal value unpaid on the Shares pursuant to article 5.1. shall be made with due observance of the following:

     a. the Managing Board may cause the Company to call at any time on Shareholders in respect of any part of the nominal value unpaid on the Shares which is not by the terms of issue of those Shares made payable at fixed times;

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     b.   each Shareholder shall, on receiving at least fourteen (14) days'
          notice specifying the time and place of payment, pay to the Company at the time and place so specified the amount called on the Shareholder's Shares;

     c.   the Managing Board may revoke or postpone a call;

     d.   a call may be required to be paid by instalments;

     e. a call is made at such time or times specified in the resolution of the Managing Board authorising the call.

5.3. If and so long as the Shares are quoted on the ASX, calls shall be made, and notice of those calls given, in accordance with the Listing Rules.

5.4. Joint Holders of a Share are jointly and severally liable to pay any call in respect of the Share.

5.5. If a sum called or otherwise payable to the Company in respect of a Share is not paid before or on the date fixed for payment, the Shareholder from whom such sum is due shall pay:

     a. interest on the sum from the day fixed for payment of the sum to the time of actual payment at a rate determined by the Managing Board but not exceeding the sum of the Prescribed Rate plus five per cent (5%); and

     b. any costs and expenses incurred by the Company by reason of non-payment or late payment of the sum.

5.6. The Managing Board may waive payment of some or all of the interest or costs and expenses as referred to in article 5.5 under b, wholly or in part.

5.7. Any sum that, under the terms of issue of a Share, becomes payable at a fixed date shall, for the purposes of these Articles, be taken to be duly called and payable on the date on which under the terms of issue the sum becomes payable.

5.8. The Managing Board may accept from a Shareholder the whole or a part of the amount unpaid on a Share even if that amount has not been called. The Managing Board may authorise payment by the Company of interest on the whole or any part of an amount accepted under this article 5.8 until the amount becomes payable, at a rate, not exceeding the Prescribed Rate, which is agreed between the Managing Board and the Shareholder paying the sum. At the time the amount accepted under this article 5.8 becomes payable pursuant to a call by the Company, the Company shall treat and accept the amount so paid in advance by the Shareholder as a payment on Shares and shall off set (verrekenen) the amount payable by the Company to the Shareholder pursuant to the first sentence of this Article 5.8. against the amount payable by the Shareholder to the Company pursuant to the call. The Managing Board may at any time repay the whole or any part of any amount paid in advance on serving the Shareholder with one (1) month's notice of its intention to do so.

5.9. Payments on Shares must be made in cash to the extent that no other contribution has been agreed upon. If the Company so agrees, payment in cash can be made in a currency other than in Euro.

5.10. A Shareholder shall not be entitled to vote at a General Meeting unless all calls and other sums presently payable by the Shareholder in respect of any of his Shares have been paid.

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ACQUISITION BY THE COMPANY OF SHARES. CANCELLATION OF SHARES AND CAPITAL
REDUCTION.

ARTICLE 6.

6.1. The Company may acquire Shares for valuable consideration if and in so far as:

     a. its shareholders equity (eigen vermogen) less the purchase price to be paid by the Company for such Shares is not less than the aggregate amount of the paid up and called up share capital and the reserves which must be maintained by Law;

     b. the aggregate par value of the Shares which the Company acquires, already holds or on which it holds a right of pledge, or which are held by a subsidiary of the Company, amounts to no more than one-tenth of the aggregate par value of the issued share capital; and

     c. the General Meeting has authorised the Managing Board to acquire such shares, which authorisation shall be valid for no more than eighteen months on each occasion,

     subject to any further applicable statutory provisions and the provisions of these Articles and the Listing Rules.

6.2. Shares thus acquired may again be disposed of by the Company. Notwithstanding what has been provided in article 6.1, the Managing Board shall not cause the Company to acquire Shares or dispose of such Shares other than subject to the approval of the Joint Board. If depositary receipts for Shares have been issued, such depositary receipts shall for the application of the provisions of articles 6.1 and 6.2 be treated as Shares. In addition, CUFSs shall for the application of the provisions of articles 6.1 and 6.2 be treated as Shares.

6.3. In the General Meeting no votes may be cast in respect of any Share held by the Company or by a subsidiary of the Company. No votes may be cast in respect of any Share if (i) the depositary receipt for such Share, or (ii) the CUFS issued in respect thereof is held by the Company or by a subsidiary of the Company. However, the holders of a right of Usufruct and the holders of a right of pledge (pandrecht) on Shares held by the Company or by a subsidiary of the Company, are nonetheless not excluded from the right to vote such Shares, if the right of Usufruct or the right of pledge was granted prior to the time such Shares were acquired by the Company or by a subsidiary of the Company. Neither the Company nor a subsidiary of the Company may cast votes in respect of a Share on which it holds a right of Usufruct or a right of pledge. Shares in respect of which voting rights may not be exercised by Law or pursuant to these Articles shall not be considered outstanding or otherwise taken into account when determining to what extent the Shareholders have cast their votes, to what extent Shareholders are present or represented at the General Meeting or to what extent the share capital is provided or represented.

6.4. Upon the proposal of the Managing Board the General Meeting shall have power to decide to cancel Shares acquired by the Company or depositary receipts of which were acquired by the Company or to reduce the share capital in another manner, subject however to applicable statutory provisions. A proposal of the Managing Board, as referred to in the preceding sentence, is subject to the approval of the Joint Board.

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6.5. A partial repayment or release must be made pro rata to all Shares. The pro rata requirements may be waived by agreement of all Shareholders.

SHARES. SHARE CERTIFICATES.

ARTICLE 7.

7.1. Shares shall be issued in registered form only.

7.2. Shares shall be available in the form of an entry in the share register with or without the issue of a share certificate, which share certificate shall consist of a main part (mantel) only. Share certificates will, at the discretion of the Managing Board, be issued upon the request of a Shareholder.

7.3. Share certificates shall be available in such denominations as the Managing Board shall determine.

7.4. All share certificates shall be signed on behalf of the Company by one or more members of the Managing Board with due observance of article 18.1 of these Articles; the signature may be effected by printed facsimile. In addition, all share certificates may be signed on behalf of the Company by one or more persons designated by the Managing Board for that purpose.

7.5. All share certificates shall be identified by numbers and/or letters.

7.6. The Managing Board can determine that for the purpose to permit or facilitate trading of Shares at a foreign stock exchange, share certificates shall be issued in such form as the Managing Board may determine, in order to comply with the Listing Rules.

7.7. The expression "share certificate" as used in these Articles shall include a share certificate in respect of more than one share.

MISSING OR DAMAGED SHARE CERTIFICATES.

ARTICLE 8.

8.1. Upon written request by or on behalf of a Shareholder, and further subject to such conditions as the Managing Board may deem appropriate, missing or damaged share certificates may be replaced by new share certificates bearing the same numbers and/or letters, provided the Shareholder who has made such request, or the person making such request on his behalf, provides satisfactory evidence of his title and, in so far as applicable, the loss of the share certificates to the Managing Board.

8.2. If, as and when the Managing Board deems such appropriate, the replacement of missing share certificates may be made subject to the publication of the request also stating the numbers and/or letters of the missing share certificates, in at least three daily published newspapers to be designated by the Managing Board.

8.3. The issue of a new share certificate shall render the share certificates that it replaces invalid.

8.4. The issue of new certificates may in appropriate cases, at the discretion of the Managing Board, be published in newspapers to be indicated by the Managing Board.

SHARE REGISTER. OTHER REGISTERS.

ARTICLE 9.

9.1. With due observance of the applicable statutory provisions in respect of registered shares, a share register shall be kept by or on behalf of the Company, which register shall be regularly updated and, at the discretion of the Managing Board, may, in whole or in part, be kept in more than one copy and at more than one address.

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     Part of the register may be kept abroad in order to comply with applicable foreign statutory provisions or the Listing Rules.

9.2. Each Shareholder's name, his address and such further information as required by Law and such further information as the Managing Board deems appropriate, whether at the request of a Shareholder or not, shall be recorded in the share register.

9.3. The form and the contents of the share register shall be determined by the Managing Board with due observance of the provisions of articles 9.1 and
     9.2 of these Articles.

9.4. Upon his request a Shareholder shall be provided with written evidence of the contents of the share register with regard to the Shares registered in his name free of charge, and the statement so issued may be validly signed on behalf of the Company by a person to be designated for that purpose by the Managing Board.

9.5. The provisions of articles 9.2 through 9.4 inclusive of these Articles shall equally apply to persons who hold a right of Usufruct or a right of pledge on one or more shares.

9.6. The Managing Board shall have power and authority to permit inspection of the share register and to provide information recorded therein as well as any other information regarding the direct or indirect shareholding of a Shareholder of which the Company has been notified by that Shareholder to the authorities entrusted with the supervision and/or implementation of the trading of CUFSs on the ASX.

9.7. The Company shall establish and maintain any such registers as required to be established and maintained by it under the Corporations Act, the Listing Rules or the ASTC Operating Rules, including but not limited to a register of debenture holders and of option holders.

9.8. The Managing Board shall have power and authority to permit auditing of the Company's registers at such intervals, and by such persons in such manner, as required by the Listing Rules and the ASTC Operating Rules.

NOTICES.

ARTICLE 10.

10.1. Notices of meetings and notifications which by Law or pursuant to these Articles must be made to Shareholders shall be given by way of an announcement in a nationally distributed newspaper in the Netherlands and by at least one of the following means, determined at the discretion of the Managing Board:

     a.   serving it on the Shareholder personally; or

     b. sending it by post to the Shareholder's address as shown in the share register or other registers as mentioned in article 9 of these Articles or the address supplied by the Shareholder to the Company for the giving of notices; or

     c. transmitting it to the fax number supplied by the Shareholder to the Company for the giving of notices; or

     d. transmitting it electronically to the electronic mail address given by the Shareholder to the Company for the giving of notices; or

     e. serving it in any manner contemplated in this article 10.1 on a Shareholder's attorney as specified by the Shareholder in a notice given pursuant to article 10.4.

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10.2. Without prejudice to the provisions of article 10.1, the Company shall notify all Shareholders of an issue of Shares in respect of which pre-emption rights exist and of the period of time within which such rights may be exercised by way of an advertisement in the National Gazette (Staatscourant) and in a nationally distributed newspaper in the Netherlands, unless the notification to all Shareholders takes place in writing to the address as supplied by the Shareholder to the Company for the giving of notices as referred to in article 10.1. under b.

10.3. Any Shareholder who failed to leave his address or update the Company on any change of address is not entitled to receive any notice but the Company may elect to serve such notices to any fax number or an electronic mail address notified by the Shareholder to the Company.

10.4. A Shareholder may, by written notice to the Company left at or sent to the registered office, request that all notices to be given by the Company be served on the Shareholder's attorney at an address specified in the notice and the Company may do so in its discretion.

10.5. Notices to a Shareholder whose address for notices is outside the country from where the notice is sent, shall be sent by airmail, air courier, fax or electronic mail.

10.6. Where a notice is sent by post, airmail or air courier, service of the notice shall, to the fullest extent permitted by Law, be taken to be effected by properly addressing and posting or delivering to the air courier a letter containing the notice and to have been effected on the day after the date of its posting or delivery to the air courier.

10.7. In proving service of any notice it will be sufficient to prove that the letter containing the notice was properly addressed and put into the post office or other public postal receptacle or delivered to the air courier.

10.8. Where a notice is sent by fax or electronic transmission, service of the notice shall, to the fullest extent permitted by Law, be taken to be effected by properly addressing and sending or transmitting the notice and to have been effected on the day it is sent.

10.9. A notice may be given by the Company to a person entitled to a Share in consequence of the death or bankruptcy of a Shareholder:

     a.   by serving it on the person personally;

     b. by sending it by post addressed to the person by name or by the title of representative of the deceased or assignee of the bankrupt or by any like description at the address (if any) supplied for the purpose by the person;

     c. if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred;

     d. by transmitting it to the fax number supplied by the person to the Company; or

     e. if such a fax number has not been supplied, by transmitting it to the fax number to which the notice might have been sent if the death or bankruptcy had not occurred; or

     f. by transmitting it to the electronic mail address supplied by the person to the Company.

10.10. Unless provided otherwise in these Articles where a period of notice is required to be given, the day on which the notice is deemed to be served will, but the day of doing the act or other thing will not be included in the number of days or other period.

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10.11. Notifications which by Law or under these Articles are to be addressed to the General Meeting may take place by including the same in the notice of the General Meeting or in a document which has been made available for inspection at the offices of the Company, provided this is mentioned in the notice of the meeting.

10.12. Notices of meetings and notifications which by Law or pursuant to these Articles must be made to Shareholders shall also be given to CUFS Holder(s) provided the Shares are quoted on the ASX, any other persons entitled by Law to attend a General Meeting and to any other person to whom the Company is required to give notice under the Listing Rules, and any reference to Shareholder(s) in this article 10 must be read as a reference to CUFS Holder(s), any such person(s) entitled by Law to attend a General Meeting and to any such other person to whom the Company is required to give notice under the Listing Rules, with such notices and notifications to be written in the English language and any other language determined by the Company.

10.13. Any notice as referred to in article 10.1 through article 10.12 inclusive, will be sent with due observance of the Listing Rules.

10.14. Notifications of Shareholders and other notifications to be addressed to the Managing Board, the Supervisory Board or the Joint Board shall be sent by letter to the office of the Company or to the addresses of all members of the Managing Board, the Joint Board or the Supervisory Board.

TRANSFER OF REGISTERED SHARES.

ARTICLE 11.

11.1. The transfer of title to the Shares or the transfer of title to or a termination of a right of Usufruct on Shares or the creation or release of a right of Usufruct or of a right of pledge on Shares shall be effected by way of a written instrument and in accordance with the (further) provisions set forth in section 2:86, or, as the case may be, section 2:86c Dutch Civil Code. In addition, upon the transfer of a Share in respect of which a share certificate has been issued, such share certificate must be delivered to the Company. The Company can acknowledge the transfer of a Share in respect of which a share certificate has been issued by endorsement on the share certificate or by issuance of a new share certificate to the transferee, at the discretion of the Managing Board.

11.2. If the transfer concerns Shares that have not been fully paid-up the acknowledgement by the Company can only be made if the written instrument bears a fixed date (authentieke of geregistreerde onderhandse akte). After the transfer or allocation (toedeling) of partially paid up Shares, each of the previous Shareholders shall remain jointly and severally liable vis-a-vis the Company for the amount to be paid on the Shares transferred or allocated. The Managing Board together with the Supervisory Board could discharge any previous Shareholder from further joint and several liability by means of the execution of an authentic or registered private deed bearing a fixed date (authentieke of geregistreerde onderhandse akte); in such case the joint and several liability of the previous Shareholder will remain to exist for payments called for within one year after the date on which said authentic or registered deed is executed.

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11.3. The provisions of article 11.1 shall equally apply to (i) the allotment of
     Shares in the event of a partition of any joint holding, (ii) the transfer of Shares as a consequence of foreclosure of a right of pledge and (iii) the creation or transfer of limited rights in rem on Shares.

11.4. Any requests made pursuant to and in accordance with articles 8, 9 and 11 may be sent to the Company at such address(es) as to be determined by the Managing Board, at all times including an address in the municipality or city where the ASX has its principal place of business.

FEES AND EXPENSES.

ARTICLE 12.

Without prejudice to article 9.4, the Company is authorised to charge such amounts as may be determined by the Managing Board provided they do not exceed cost price, to persons who have made a request pursuant to and in accordance with articles 8, 9 and 11.

JOINT HOLDING.

ARTICLE 13.

If Shares, CUFSs or depositary receipts for Shares issued with the co-operation of the Company are included in a joint holding, the Joint Holders may only be represented vis-a-vis the Company by a person who has been designated by them in writing for that purpose. The Joint Holders may also designate more than one person. If the joint holding comprises Shares, the Joint Holders may determine at the time of the designation of the representative or thereafter - but only unanimously - that, if a Joint Holder so wishes, a number of votes corresponding to his interest in the joint holding will be cast in accordance with his instructions.

MANAGING BOARD. NUMBER OF MEMBERS OF THE MANAGING BOARD.

APPOINTMENT.

ARTICLE 14.

14.1. The Company shall be managed by the Managing Board comprising of at least two (2) or more members under the guidance of the Supervisory Board. The number of members of the Managing Board shall be determined by the Supervisory Board.

14.2. Other than the CEO, no member of the Managing Board shall hold office for a continuous period in excess of three (3) years or past the end of the third annual General Meeting following such member's appointment, whichever is the longer, without submitting for re-election. If no members of the Managing Board would otherwise be required to submit for re-election but the Listing Rules require that a member of the Managing Board is appointed, the member to retire at the end of the annual General Meeting will be the member, other than the CEO, who has been longest in office since their last appointment, but, as between persons, other than the CEO, who became a member of the Managing Board on the same day, the one to retire shall (unless they otherwise agree among themselves) be determined by lot.

     A member of the Managing Board, other than the CEO, retiring pursuant to this article 14.2 shall be eligible for re-election and shall hold office as a member of the Managing Board until the end of the General Meeting at which such member retires.

14.3. Members of the Managing Board shall be appointed by the General Meeting. If a member of the Managing Board is to be appointed, the Supervisory Board as well as any Shareholder shall have the right to make nominations.

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14.4. Nominations by Shareholders must be made no less than thirty-five (35)
     Business Days (or in the case the General Meeting is held at the request of one or more Shareholders thirty (30) Business Days) before the date of the General Meeting at which the appointment of members of the Managing Board is to be considered.

     The nominations shall be included in the notice of the General Meeting at which the appointment shall be considered. If nominations have not been made or have not been made in due time, this shall be stated in the notice and the General Meeting may appoint a member of the Managing Board at its discretion.

14.5. Members of the Managing Board are not required to hold any Shares.

CHAIR OF THE MANAGING BOARD. CEO. ORGANISATION OF THE MANAGING BOARD. PREVENTED FROM ACTING.

ARTICLE 15.

15.1. The Supervisory Board shall appoint one of the members of the Managing Board as chair of the Managing Board.

     The Supervisory Board shall appoint one of the members of the Managing Board to hold the most senior executive position in the Company and such person shall have the title and role of chief executive officer or such other title as the Supervisory Board determines, for the period and on the terms as the Supervisory Board thinks fit. Subject to the terms of any agreement entered into between the Company and the chief executive officer in a particular case, the Supervisory Board may at any time revoke such appointment.

15.2. The appointment as chair or chief executive officer automatically terminates if the chair or the chief executive officer, respectively, ceases for any reason to be a member of the Managing Board.

15.3. With due observance of these Articles, subject to the approval of the Supervisory Board, the Managing Board may adopt Management Rules and the Managing Board shall have authority, subject to the approval of the Supervisory Board, to amend the Management Rules from time to time. Also, subject to the approval of the Supervisory Board, the Managing Board may divide the duties among the members of the Managing Board, whether or not by way of a provision to that effect in the Management Rules. The Management Rules may include directions to the Managing Board concerning the general financial, economic, personnel and social policy of the Company, to be taken into consideration by the Managing Board in the performance of its duties.

15.4. In case one, more or all members of the Managing Board are prevented from acting or are absent, the Supervisory Board is authorised to designate one or more persons temporarily in charge of management (belet en ontstentenis persoon). In case one or more members of the Managing Board are prevented from acting or is absent, the remaining member(s) of the Managing Board may also be temporarily responsible for the entire management. In case all members of the Managing Board are prevented from acting or are absent and the Supervisory Board has not designated one or more persons temporarily in charge of the management, the Supervisory Board shall temporarily be in charge of the management. Failing one or more members of the Managing Board, the Supervisory Board shall take the necessary measures as soon as possible in order to have a definitive arrangement made.

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RESOLUTIONS OF THE MANAGING BOARD. CONFLICT OF INTEREST.

ARTICLE 16.

16.1. Resolutions of the Managing Board shall be validly adopted, if adopted by absolute majority of votes, in a meeting at which at least two (2) of the members of the Managing Board are present.

     In case of absence, a member of the Managing Board may issue a proxy only to another member of the Managing Board, provided however that a member of Managing Board can only act as proxy for not more than one other member of the Managing Board.

     Each member of the Managing Board has the right to cast one vote. In case of a tie vote, if more than two members of the Managing Board are present at the meeting, the chair of the Managing Board shall have a decisive vote. In case of a tie vote, if only two members of the Managing Board are present at the meeting, the proposal shall be rejected.

16.2. The Managing Board may adopt its resolutions in writing without holding a meeting, provided that the proposals for such resolutions have been communicated in writing to all members of the Managing Board and no member of the Managing Board has objected to this method of adoption of a resolution.

16.3. A certificate signed by a member of the Managing Board confirming that the Managing Board has adopted a particular resolution, shall constitute evidence of such resolution vis-a-vis third parties.

16.4. The Management Rules shall include provisions on the manner of convening board meetings and the internal procedure at such meetings. These meetings may be held by telephone conference communications, as well as by video communications, provided all participating members of the Managing Board can hear each other simultaneously.

16.5. Without prejudice to article 16.6, a member of the Managing Board who has a material personal interest in a matter that relates to the affairs of the Company must give all of the other members of the Managing Board notice of his or her interest.

16.6. A member of the Managing Board with a material personal interest in a matter that relates to the affairs of the Company is not required to give notice in the following circumstances:

     a.   if the interest:

          (i) arises because the member of the Managing Board is a Shareholder of the Company and is held in common with the other Shareholders of the Company; or

          (ii) arises in relation to the member's remuneration as a member of the Managing Board; or

          (iii) relates to a contract the Company is proposing to enter into that is subject to approval by the General Meeting and will not impose any obligation on the Company if it is not approved by the General Meeting; or

          (iv) arises merely because the member of the Managing Board is a guarantor or has given an indemnity or security for all or part of a loan (or proposed loan) to the Company; or

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          (v)  arises merely because the member of the Managing Board has a right of subrogation in relation to a guarantee or indemnity referred to above; or

          (vi) relates to a contract that insures, or would insure, the member of the Managing Board against any liability such member incurs or would incur as an officer of the Company (but only if the contract does not make the Company or a related company the insurer); or

          (vii) relates to any payment by the Company or another company in respect of an officer or any contract relating to such an indemnity; or

          (viii) is in a contract, or proposed contract, with, or for the benefit of, or on behalf of, another company and arises merely because the member of the Managing Board is a director of the other company; or

     b.   if all of the following conditions are met:

          (i) the member of the Managing Board has already given notice of the nature and extent of the interest and its relation to the affairs of the Company;

          (ii) if a person who was not a member of the Managing Board at the time the notice above was given, is appointed as a managing director and the notice was given by that person; and

          (iii) the nature or extent of the interest has not materially changed or increased from that disclosed in the notice; or

     c. if the member of the Managing Board has given a standing notice of the nature and extent of the interest in accordance with article 16.8 and that standing notice is still effective in relation to the interest.

16.7. Notices of material personal interest given by a member of the Managing Board must:

     a. give details of the nature and extent of the interest of the member of the Managing Board and the relation of the interest to the affairs of the Company;

     b. be given at a meeting of the Managing Board as soon as practicable after the member of the Managing Board becomes aware of his or her interest in the matter; and

     c. be recorded in the minutes of the meeting of the Managing Board at which the notice is given.

16.8. The standing notice referred to in article 16.6 under c:

     a. may be given at any time and whether or not the matter relates to the affairs of the Company at the time the notice is given;

     b. must give details of the nature and extent of the interest and be given:

          (i)  at a meeting of the Managing Board (either orally or in writing);
               or

          (ii) to each of the other members of the Managing Board individually in writing.

     c. must be tabled at the next meeting of the Managing Board in the event that it is given to other members of the Managing Board individually in written form pursuant to article 16.7 under b.;

     d.   recorded in the minutes of the meeting at which it is given or tabled.

16.9. A standing notice that is given under article 16.8 takes effect as soon as it is given and ceases to have effect in the following circumstances:

     a. if a person who was not a member of the Managing Board at the time when the notice was given is appointed as a member of the Managing Board; and

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     b.   if the nature or extent of the interest materially changed or increases from that that disclosed in the notice.

16.10. A member of the Managing Board who has a material personal interest in a matter that is being considered at a meeting of the Managing Board or Joint Board may neither be present while the matter is being considered at such meeting nor vote on the matter, except in the following circumstances:

     a. if the material personal interest is a matter that is not required to be disclosed under article 16.6;

     b. if the members of the Managing Board who do not have a material personal interest in the matter have passed a resolution that:

          (i) identified the member of the Managing Board, the nature and the extent of the interest of the member of the Managing Board in the matter and in relation to the affairs of the Company; and

          (ii) states that the other members of the Managing Board are satisfied that the interest should not disqualify the member of the Managing Board from voting or being present.

16.11. If, after application of article 16.10, no member of the Managing Board, other than the member(s) in respect of whom the conflict exists, would remain to be entitled to be present while the matter is being considered at the meeting of the Managing Board and to vote on the matter, the member(s) of the Managing Board in respect of whom the conflict exists may call a General Meeting and the General Meeting may pass a resolution to decide as to whether or not such member(s) are entitled to be present while the matter is being considered at such meeting and to vote on the matter.

16.12. Articles 16.6 up to and including 16.11 shall not derogate from article 18.4.

MANDATORY PRIOR APPROVAL FOR MANAGEMENT ACTION.

ARTICLE 17.

17.1. Without prejudice to any other applicable provisions of these Articles, the Managing Board shall require the prior approval of the Supervisory Board for any action specified from time to time by a resolution to that effect adopted by the Supervisory Board, of which the Managing Board has been informed in writing.

17.2. Without prejudice to any other applicable provisions of these Articles, the Managing Board shall require the prior approval of the General Meeting if required by Law and the provisions of these Articles, as well as for such resolutions as are clearly defined by a resolution to that effect adopted by the General Meeting, of which the Managing Board has been informed in writing.

17.3. Without prejudice to any other applicable provisions of these Articles, the Managing Board shall furthermore require the approval of the Supervisory Board, the Joint Board and the General Meeting for resolutions of the Managing Board regarding a significant change in the identity or nature of the Company or the enterprise, including in any event:

     a. the transfer of the enterprise or practically the entire enterprise to a third party;

     b. to conclude or cancel any long-lasting co-operation by the Company or a subsidiary ('dochtermaatschappij') with any other legal person or company or as a fully liable general partner of a limited partnership or a general partnership, provided that such co-operation or the cancellation thereof is of essential importance to the Company;

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     c.   to acquire or dispose of a participating interest in the capital of a company with a value of at least one/third of the sum of the assets according to the consolidated balance sheet with explanatory notes thereto according to the last adopted annual accounts of the Company, by the Company or a subsidiary ('dochtermaatschappij').

17.4. A lack of the approval of the Supervisory Board, Joint Board or the General Meeting as mentioned in paragraphs 1 to 3 of this article may not be invoked by or against third parties.

17.5. If a serious private bid is made for a business unit or a participating interest and the value of the bid exceeds the threshold referred to in paragraph 3 under c., and such bid is made public, the Managing Board shall, at its earliest convenience, make public its position on the bid and the reasons for this position.

REPRESENTATION. CONFLICT OF INTEREST.

ARTICLE 18.

18.1. The entire Managing Board is authorised to represent the Company and bind it vis-a-vis third parties. The Company may also be represented by the CEO, acting individually, and may also be represented by two members of the Managing Board acting jointly.

18.2. The Managing Board may grant special and general powers of attorney to persons, whether or not such persons are employed by the Company, authorising them to represent the Company and bind it vis-a-vis third parties. The scope and limits of such powers of attorney shall be determined by the Managing Board. The Managing Board may in addition grant to such persons such titles as it deems appropriate.

18.3. The Managing Board shall have the power to enter into and perform agreements and all legal acts (rechtshandelingen) contemplated thereby as specified in section 2:94, subsections 1 and 2 Dutch Civil Code insofar as such power is not expressly excluded or limited by any provision of these Articles.

18.4. If a member of the Managing Board has a conflict of interest with the Company (whether acting in his personal capacity by entering into an agreement with the Company or conducting any litigation against the Company or whether acting in any other capacity), he as well as any other members of the Managing Board, shall have the power to represent the Company, with due observance of the provisions of the first paragraph, unless the General Meeting designates a person for that purpose or the law provides for the designation in a different manner. Such person may also be the member of the Managing Board in respect of whom such conflict of interest existed.

REMUNERATION OF THE MEMBERS OF THE MANAGING BOARD.

ARTICLE 19.

19.1. The General Meeting shall adopt on the proposal of the Supervisory Board the policy in the area of remuneration of the Managing Board. To the extent that the Company has established an employees' council pursuant to statutory provisions, the remuneration policy shall in written form and together with the submission to the General Meeting be submitted to the employees' council for examination.

19.2. The salary, the bonus, if any, and the other terms and conditions of employment (including pension benefits) of the members of the Managing Board will, with due observance of the policy as referred to in the preceding paragraph, be determined by the Supervisory Board. The Supervisory Board will submit for approval by the General Meeting

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     a proposal regarding the arrangements for the remuneration in the form of
     Shares or CUFSs or rights to acquire Shares or CUFSs. This proposal includes at least how many Shares or CUFSs or rights to acquire Shares or CUFSs may be awarded to the Managing Board and which criteria apply to an award or a modification.

19.3. The members of the Managing Board shall be paid for their services as a member of the Managing Board by way of fee, wage, salary, bonus, commission or participation in profits, but not by a commission on, or percentage of, turnover.

19.4. The remuneration to which a member of the Managing Board is entitled may be provided to a member in cash or in such other form as is agreed between the Company and such member. A member of the Managing Board may elect to forgo some or all of the member's entitlement to cash remuneration in favour of another agreed form of remuneration and vice versa.

19.5. The members of the Managing Board shall also be entitled to be paid or reimbursed for all travelling and other expenses properly incurred by them in attending and returning from any Managing Board meeting, meeting of any committee of the members of the Managing Board, General Meeting or otherwise in connection with the business or affairs of the Company.

19.6. Subject to applicable Law and the Listing Rules, a member of the Managing Board may be engaged by the Company in any other capacity and may be appointed on such terms as to remuneration, tenure of office and otherwise as may be agreed with the Company.

19.7. In addition to any other amounts payable under these Articles, the Company may make any payment or give any benefit to any member of the Managing Board or a member of the managing board of a subsidiary of the Company or any other person in connection with the such member's retirement, resignation from or loss of office or death while in office, if it is made or given in accordance with the Law and the Listing Rules.

19.8. Subject to this article 19, the Company may:

     a. make contracts or arrangements with a member of the Managing Board or a person about to become a member of the Managing Board or a member of the managing board of a subsidiary of the Company under which such member or any person nominated by such member is paid or provided with a lump sum payment, pension, retiring allowance or other benefit on or after such member or person about to become a member of the Managing Board or of the managing board of a subsidiary of the Company ceases to hold office for any reason;

     b. make any payment under any contract or arrangement referred to in paragraph a. above; and

     c. establish any fund or scheme to provide lump sum payments, pensions, retiring allowances or other benefits for:

          (i)  members of the Managing Board, on them ceasing to hold office; or

          (ii) any person including a person nominated by the member of the Managing Board, in the event of such member's death while in office,

          (iii) and from time to time pay to the fund or scheme any sum as the Company considers necessary to provide those benefits.

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19.9. The Company may impose any conditions and restrictions under any contract, arrangement, fund or scheme referred to in article 19.8 as it thinks proper.

19.10. The Company may authorise any subsidiary of the Company to make a similar contract or arrangement with the members of its Managing Board and make payments under it or establish and maintain any fund or scheme, whether or not all or any of the members of its managing board are also a member of the Managing Board.

SUSPENSION OR DISMISSAL OF MEMBERS OF THE MANAGING BOARD.

ARTICLE 20.

20.1. The General Meeting shall at any time be entitled to suspend or dismiss a member of the Managing Board.

20.2. The Supervisory Board shall also at any time be entitled to suspend (but not to dismiss) a member of the Managing Board. During his suspension, a member of the Managing Board will not receive any salary or other payments unless his employment agreement or the resolution regarding his suspension provides otherwise.

20.3. Within three months after a suspension of a member of the Managing Board has taken effect, a General Meeting shall be held, in which meeting a resolution must be adopted to either terminate or extend the suspension for a maximum period of another three months. If neither such resolution is adopted nor the General Meeting has resolved to dismiss the member of the Managing Board, the suspension shall terminate after the period of suspension has expired.

     The member of the Managing Board shall be given the opportunity to account for his actions at that meeting.

20.4. Further to article 20.1, a member of the Managing Board shall cease to be a member of the Managing Board if he:

     a. becomes bankrupt, or obtains suspension of payments, or any event having analogous effect under applicable law, or proposes or makes any agreement for the deferral, rescheduling or other adjustment of all or part of his debts;

     b. loses his full legal capacity (handelingsbekwaamheid), or any event having analogous effect under applicable law;

     c.   resigns by notice in writing to the Company;

     d. is absent without the consent of the other members from Managing Board meetings held during a continuous period of three (3) months;

     e. becomes prohibited from being a member of the Managing Board by reason of any provision of law; or

     f.   dies.

SUPERVISORY BOARD.

ARTICLE 21.

21.1. The Supervisory Board shall be responsible for supervising the policy pursued by the Managing Board and the general course of affairs of the Company and the business enterprise which it operates. The Supervisory
     Board shall assist the Managing Board with advice relating to the general policy aspects connected with the activities of the Company. In fulfilling their duties the members of the Supervisory Board shall serve the interests of the Company and the business enterprise which it operates.
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21.2. The Managing Board shall provide the Supervisory Board and the Joint Board in good time with all relevant information as well as with all other information as the Supervisory Board and the Joint Board may request, in connection with the exercise of its duties. At least once per year, the Managing Board shall inform the Supervisory Board and the Joint Board in writing in respect of the principles of the strategic plan, the general and financial risks and the management and control systems of the Company. The Managing Board shall at that time ask the approval of the Supervisory Board and the Joint Board for:

     a.   The operational and financial objectives of the Company;

     b.   The strategy designed to achieve the objectives; and

     c. The parameters to be applied in relation to the strategy, for example in respect of the financial ratio's.

NUMBER OF MEMBERS OF THE SUPERVISORY BOARD. APPOINTMENT.

ARTICLE 22.

22.1. The Supervisory Board shall consist of at least two (2) members. The number of members of the Supervisory Board shall be determined by the Supervisory Board.

22.2. No member of the Supervisory Board shall hold office for a continuous period in excess of three (3) years or past the end of the third annual General Meeting following such member's appointment, whichever is the longer, without submitting for re-election. If no member of the Supervisory Board would otherwise be required to submit for re-election but the Listing Rules require that a member of the Supervisory Board is appointed, the member of the Supervisory Board to retire at the end of the annual General Meeting will be the member who has been longest in office since their last election, but, as between persons who became member of the Supervisory Board on the same day, the one to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring member of the Supervisory Board pursuant to this article 22.2 shall be eligible for re-election and shall hold office as a member of the Supervisory Board until the end of the General Meeting at which such member retires. The Supervisory Board shall draw up a retirement schedule for the members of the Supervisory Board.

22.3. Members of the Supervisory Board shall be appointed by the General Meeting, provided however, that in case of a vacancy in the Supervisory Board at any time after the end of an annual General Meeting and prior to the subsequent annual General Meeting, the Supervisory Board may appoint the member(s) of the Supervisory Board so as to fill any vacancy provided that:

     a. the member(s) of the Supervisory Board so appointed by the Supervisory Board retire(s) no later than at the end of the first annual General Meeting following his or their appointment; and

     b. the number of the members of the Supervisory Board appointed by the Supervisory Board at any given time shall not exceed one-third (1/3) of the aggregate number of members of the Supervisory Board as fixed by the Supervisory Board pursuant to article 22.1, such that if the resulting number is not a whole number, the number of members to be appointed by the Supervisory Board shall be rounded downwards to the nearest whole number.

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22.4. If a member of the Supervisory Board is to be appointed by the General
     Meeting, the Supervisory Board as well as any Shareholder shall have the right to make a nomination.

22.5. Nominations by Shareholders must be made no less than thirty-five (35) Business Days (or in the case the General Meeting is held at the request of the Shareholders thirty (30) Business Days) before the date of the General Meeting at which the appointment of members of the Supervisory Board is to be considered. The nominations shall be included in the notice of the General Meeting at which the appointment shall be considered. If nominations have not been made or have not been made in due time, this shall be stated in the notice and the General Meeting may appoint a member of the Supervisory Board at its discretion. Whenever a member of the Supervisory Board must be appointed the information referred to in section 2:142 subsection 3 Dutch Civil Code shall be made available to the Shareholders for their prior inspection. In case of a reappointment the manner in which the candidate has fulfilled his duties as a member of the Supervisory Board shall be taken into account.

22.6. Members of the Supervisory Board are not required to hold any Shares.

CHAIR OF THE SUPERVISORY BOARD. ORGANISATION OF THE SUPERVISORY BOARD. COMPANY SECRETARY.

ARTICLE 23.

23.1. The Supervisory Board shall appoint one of its members as its chair. The Supervisory Board shall be assisted by the Company Secretary, to be appointed and dismissed, as the case may be, by the Managing Board and the Supervisory Board jointly, subject to the approval of the Joint Board.

23.2. The Supervisory Board shall adopt a profile of its size and composition, taking account of the nature of the business, its activities and the desired expertise and background of the members of the Supervisory Board.

23.3. The Supervisory Board may appoint committees from among its members.

23.4. With due observance of these Articles, the Supervisory Board may adopt Supervisory Rules and the Supervisory Board shall have the authority to amend the Supervisory Board Rules from time to time. Furthermore, the Supervisory Board shall adopt rules for each of its committees and the Supervisory Board shall have the authority to amend these committee rules from time to time.

23.5. The Supervisory Board may decide that one or more of its members shall have access to all premises of the Company and that they shall be authorised to examine all books, correspondence and other records and to be fully informed of all actions which have taken place.

23.6. At the expense of the Company, the Supervisory Board may obtain such advice from experts as the Supervisory Board deems desirable for the proper fulfilment of its duties.

23.7. If there is only one member of the Supervisory Board in office, such member shall have all rights and obligations granted to and imposed on the Supervisory Board and the chair of the Supervisory Board by Law and by these Articles.

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RESOLUTIONS BY THE SUPERVISORY BOARD. CONFLICT OF INTEREST.

ARTICLE 24.

24.1. Resolutions of the Supervisory Board shall be validly adopted, if adopted by absolute majority of votes in a meeting at which at least two (2) of the members of the Supervisory Board are present.

     In case of absence, a member of the Supervisory Board may issue a proxy only to another member of the Supervisory Board, provided however that a member of Supervisory Board can only act as proxy for not more than one other member of the Supervisory Board.

     Each member of the Supervisory Board has the right to cast one vote. In case of a tie vote, if more than two members of the Supervisory Board are present at the meeting, the chair of the Supervisory Board shall have a decisive vote. In case of a tie vote, if only two members of the Supervisory Board are present at the meeting, the proposal shall be rejected.

24.2. The Supervisory Board may adopt its resolutions in writing without holding a meeting, provided that the proposals for such resolutions have been communicated in writing to all members of the Supervisory Board and no member has objected to this method of adoption of a resolution.

24.3. A certificate signed by a member of the Supervisory Board confirming that the Supervisory Board has adopted a particular resolution, shall constitute evidence of such resolution vis-a-vis third parties.

24.4. The members of the Managing Board shall attend meetings of the Supervisory Board at the latter's request.

24.5. Meetings of the Supervisory Board shall be convened by the chair of the Supervisory Board, either at the request of two or more members of the Supervisory Board or at the request of the Managing Board. If the chair fails to convene a meeting so that it can be held within four weeks of the receipt of the request, the members of the Supervisory Board making the request are entitled to convene the meeting.

24.6. The Supervisory Rules shall include provisions on the manner of convening supervisory board meetings and the internal procedure at such meetings. These meetings may be held by telephone conference communications, as well as by video communications, provided all participating members of the Supervisory Board can hear each other simultaneously.

24.7. Articles 16.5 through 16.11 inclusive of these Articles shall, to the fullest extent possible, equally apply to members of the Supervisory Board. Any references to member(s) of the Managing Board or the Managing Board in those articles must be read as a reference to member(s) of the Supervisory Board or the Supervisory Board, respectively.

REMUNERATION OF THE MEMBERS OF THE SUPERVISORY BOARD.

ARTICLE 25.

25.1. The General Meeting shall, on proposal of the Supervisory Board, determine the maximum aggregate amount of the remuneration of the members of the Supervisory Board, which may include an amount designated for members of the Supervisory Board to be appointed in the future.

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25.2. The remuneration as determined in accordance with article 25.1:

     a. shall be divided among the members of the Supervisory Board in the proportions as they may agree or, if they cannot agree, equally among them; and

     b. may be exclusive of any benefits that the Company provides to members of the Supervisory Board in satisfaction of legislative schemes (including benefits provided under superannuation guarantee or similar schemes).

25.3. Remuneration payable to members of the Supervisory Board shall be by a fixed sum and not by a commission on or as a percentage of the operating revenue of the Company.

25.4. The members of the Supervisory Board shall also be entitled to be paid or reimbursed for all travelling and other expenses properly incurred by them in attending and returning from any meeting of the Supervisory Board, meeting of any committee of the Supervisory Board, General Meeting or otherwise in connection with the business or affairs of the Company.

25.5. Subject to applicable Law and the Listing Rules, a member of the Supervisory Board may be engaged by the Company in any other capacity and may be appointed on such terms as to remuneration, tenure of office and otherwise as may be agreed with the Company.

25.6. Articles 19.7 through 19.10 of these Articles shall, to the fullest extent possible, equally apply to members of the Supervisory Board. Any references to member(s) of the Managing Board in those articles must be read as a reference to member(s) of the Supervisory Board.

SUSPENSION OR DISMISSAL OF MEMBERS OF THE SUPERVISORY BOARD.

ARTICLE 26.

26.1. A member of the Supervisory Board may at any time be suspended or dismissed by the General Meeting with due observance of article 22 of these Articles.

26.2. Within three months after a suspension of a member of the Supervisory Board has taken effect, a General Meeting shall be held, in which meeting a resolution must be adopted to either terminate or extend the suspension for a maximum period of another three months. If neither such resolution is adopted nor the General Meeting has resolved to dismiss the member of the Supervisory Board, the suspension shall terminate after the period of suspension has expired. The member of the Supervisory Board shall be given the opportunity to account for his actions at that meeting.

26.3. Further to article 26.1, a member of the Supervisory Board shall cease to be a member of the Supervisory Board if he:

     a. becomes bankrupt, or obtains suspension of payments, or any other event having analogous effect under applicable law, or proposes or makes any agreement for the deferral, rescheduling or other adjustment of all or part of his debts;

     b. loses its full legal capacity (handelingsbekwaamheid), or any other event having analogous effect under applicable law;

     c.   resigns by notice in writing to the Company;

     d. is absent without the consent of the other members of the Supervisory Board from meeting of the Supervisory Board held during a continuous period of three (3) months;

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     e.   becomes prohibited from being a member of the Supervisory Board by reason of any provision of Law; or

     f.   dies.

JOINT BOARD.

ARTICLE 27.

27.1. The Company shall have a Joint Board comprising not less than three (3) and no more than twelve (12) members, or such greater number as determined by the General Meeting. Without prejudice to the preceding sentence, the number of members of the Joint Board shall be determined by the chair of the Supervisory Board.

     The Joint Board will be responsible for overseeing the general course of affairs of the Company and has the other powers as described in these Articles.

     The Joint Board shall consist of all members of the Supervisory Board, the CEO and, if the chair of the Supervisory Board decides thereto, one or more other members of the Managing Board, to be designated by the chair of the Supervisory Board, provided however that the number of members of the Managing Board being on the Joint Board can never be greater than the number of members of the Supervisory Board.

     The chair of the Supervisory Board shall adopt a resolution to designate one or more members of the Managing Board as member(s) of the Joint Board in writing and shall communicate such resolution to all members of the Joint Board, including the designated members of the Managing Board.

27.2. The Joint Board may resolve by unanimous votes at a meeting at which all members of the Joint Board are present or represented to abolish the Joint Board. The Joint Board shall no longer be instituted from the date such resolution has been filed with the trade register of the competent Chamber of Commerce and Industry as referred to in section 2:77 Dutch Civil Code.

27.3. Following any resolution of the Joint Board as referred to in article 27, paragraph 2, the Supervisory Board may resolve to re-institute a Joint Board. Any such re-institution of the Joint Board shall be effective as from the date of filing of such resolution with the trade register of the competent Chamber of Commerce and Industry as referred to in section 2: 77 Dutch Civil Code. If and so long as a Joint Board has been instituted, the provisions of this article shall apply to the Joint Board and its members, without prejudice to what has otherwise been provided in these Articles concerning the Joint Board and its members.

27.4. If and so long as the Joint Board is not instituted, the powers and authorities of the Joint Board shall vest in the Supervisory Board, and the powers and authorities of the chair of the Joint Board shall vest in the chair of the Supervisory Board.

27.5. The members of the Joint Board shall resign or be suspended or dismissed from the Joint Board simultaneously with their resignation, suspension or dismissal as member of the Managing Board or Supervisory Board.

27.6. The Joint Board shall appoint one of its members as chair of the Joint Board. The Joint Board may adopt Joint Board Rules.

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27.7. Unless otherwise provided in these Articles, resolutions of the Joint
     Board shall be validly adopted by an absolute majority of votes in a meeting at which at least three (3) of the members of the Joint Board are present, provided however that, unless there are no members of the Supervisory Board in office, at least one member of the Supervisory Board must be present or represented at the meeting and the votes cast in favour of the resolution must include the vote of at least one member of the Supervisory Board. In case of absence, a member of the Joint Board may issue a proxy, however, only to another member of the Joint Board. Each member of the Joint Board has the right to cast one vote. In case of a tie vote, the chair of the Joint Board shall have a decisive vote.

27.8. The Joint Board may adopt its resolutions in writing without holding a meeting, provided that the proposals for such resolutions have been communicated to all members and no member has objected to this method of adoption of a resolution.

27.9. A certificate signed by a member of the Joint Board confirming that the Joint Board has adopted a particular resolution, shall constitute evidence of such resolution vis-a-vis third parties.

27.10. The Joint Board shall meet whenever the chairman of the Joint Board or two or more of its members so request. Meetings of the Joint Board shall be convened by the chair of the Joint Board. If the chair fails to convene a meeting so that it can be held within four weeks of the receipt of the request, the members of the Joint Board who have requested a meeting of the Joint Board to be held are entitled to convene such meeting.

27.11. The Joint Board Rules shall include provisions on the manner of convening board meetings and the internal procedure at such meetings. These meetings may be held by telephone conference communications, as well as by video communications, provided all participating members can hear each other simultaneously.

INDEMNIFICATION.

ARTICLE 28.

28.1. Unless otherwise provided for by Dutch Law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative based on acts or failures to act in the exercise of his duties as a member of the Managing Board, Supervisory Board or Joint Board, officer, employee or agent of the Company, or in the exercise of his duties as a director, officer or agent of another company, a partnership, joint venture, trust or other enterprise at the Company's request, against all expenses (including attorneys' fees) judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

28.2. A party involved is not entitled to reimbursement as referred to in paragraph 1 in case and to the extent that (i) a Dutch court has established in a final and non-appealable decision that the acts or omissions to act of the party involved may be characterized as being wilful misconduct (opzet), intentional recklessness (bewuste roekeloosheid) or seriously imputable (ernstig verwijtbaar) unless otherwise provided for by Dutch law or unless such in view of the circumstances of the case would be unacceptable according to standards of

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     reasonableness and fairness or that (ii) the costs or the financial loss of the party involved are covered by an insurance and the insurer has reimbursed the costs or financial loss.

28.3. To the extent that a supervisory director, managing director, member of the Joint Board, officer, employee or agent of the Company has been successful on the merits or otherwise in defence of any action, suit of proceeding, referred to in paragraph 1, or in defence of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

28.4. Expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the member of the Managing Board, Supervisory Board, Joint Board, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorised in this article.

28.5. The indemnification provided for by this article shall not be deemed exclusive of any other right to which a person seeking indemnification may be entitled under any by-laws, agreement, resolution of the General Meeting or of the disinterested members of the Managing Board or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position, and shall continue as to a person who has ceased to be a member of the Managing Board, Supervisory Board, Joint Board, officer, employee or agent and shall also inure to the benefit of the heirs, executors and administrators of such a person.

28.6. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a member of the Managing Board, Supervisory Board, Joint Board, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, a partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his capacity as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this article.

28.7. Whenever in this article reference is made to the Company, this shall include, in addition to the resulting or surviving company also any constituent company (including any constituent company of a constituent company) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its members of the Managing Board, Supervisory Board, Joint Board, officers, employees and agents, so that any person who is or was a member of the Managing Board, Supervisory Board, Joint Board, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer or agent of another company, a partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

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28.8. The Supervisory Board may further execute the foregoing with respect to members of the Managing Board. The Managing Board may further execute the foregoing with respect to members of the Supervisory Board, Joint Board, officers, employees and agents of the Company.

GENERAL MEETING. ANNUAL GENERAL MEETING.

ARTICLE 29.

29.1. The annual General Meeting shall be held within six months after the close of the financial year.

29.2. At this General Meeting the following subjects shall be considered:

     a. the written annual report prepared by the Managing Board on the course of business of the Company and the conduct of its affairs during the past financial year;

     b.   the adoption of the annual accounts;

     c. the appointment of member(s) of the Managing Board, in accordance with the provisions of article 14;

     d. the appointment of member(s) of the Supervisory Board, in accordance with the provisions of article 22; and

     e. any other proposal placed on the agenda in accordance with the provisions of the Law or these Articles.

     If the agenda shall include a proposal regarding discharge of liability (decharge) this will be separate for managing directors and supervisory directors.

29.3. The Managing Board and the Supervisory Board shall give the General Meeting the opportunity to ask questions and ask for information. All reasonable questions will be answered and all reasonable requests for information will be fulfilled subject to the decision of the chairman of the General Meeting.

EXTRAORDINARY GENERAL MEETINGS.

ARTICLE 30.

30.1. Without prejudice to articles 30.4 and 30.5, extraordinary General Meetings shall be called for and held as often as deemed necessary by the Managing Board and the Supervisory Board and shall be held on the request of:

     a. Shareholders, representing at least five percent (5%) of the issued share capital of the Company; or

     b. at least one hundred (100) Shareholders or one (1) Shareholder representing at least one hundred (100) CUFS Holders or any relevant combination so that the request of at least one hundred (100) persons are taken into account, with the percentage of votes that the Shareholders represent to be determined as at midnight (Sydney time) before the date referred to in the last stanza of article 30.2. The Managing Board will only call a General Meeting, as referred to in the preceding sentence after having this proposed to and approved by the Joint Board.

30.2. The request referred to in article 30.1:

     a.   must be in writing;

     b. must state any resolution, and the wording of any resolution, proposed to be put on the agenda for, and to be adopted at, the General Meeting;

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     c.   may state any statement, and the wording of any statement, to be considered at the General Meeting as referred to in article 30.7;

     d.   must be signed by the Shareholder(s) making the request;

     e.   must be given to the Company; and

     f.   may be given in one or more counterparts,

     and if given in more than one counterpart will be taken to be received by the Company on the date that the last of such requests is received as is necessary to satisfy the representation requirement set out in article 30.1.

30.3. A General Meeting as requested pursuant to article 30.1 must be called within twenty-one (21) days after the request is given to the Company. The meeting is to be held not later than two (2) months after the request is given to the Company with the notice convening such General Meeting to be given in accordance with the other provisions of these Articles.

     The Company must distribute to all of its Shareholders a copy of the proposed resolution and, if applicable, the statement as referred to in article 30.2 under c immediately following the receipt thereof, or as soon as practicable afterwards, and in the same way, as it is required to give notice to it's Shareholders pursuant to article 10.1. under a. through e. inclusive. The Company shall meet the expenses incurred in making the request provided the copy of the said statement (if any) is received in time to send it out to the Shareholders together with the notice of the General Meeting. Unless the Managing Board agrees otherwise, the Shareholders requesting the General Meeting shall be jointly and individually liable for the expenses reasonably incurred by the Company in distributing a copy of the statement (if any) if the Company does not receive the same in time to send it out with the notice of the General Meeting.

30.4. If none of the Managing Board or Supervisory Board convene a General Meeting within the twenty one (21) day period referred to in article 30.3, Shareholders who represent fifty percent (50%) of the votes of all of the persons who made, or were so represented in respect of, the request under article 30.1, may call, and arrange to hold, a General Meeting, to be held within three (3) months of the request given under article 30.1, at the cost of the Company, including the reasonable expenses of the Shareholders. The notice convening such General Meeting must be given in accordance with the other provisions of these Articles.

30.5. In addition to article 30.1, shareholders representing at least five percent (5%) of the issued share capital of the Company may call, and arrange to hold, a General Meeting at the cost of such Shareholders. The notice convening such General Meeting must be given in accordance with the other provisions of these Articles. The percentage of votes that Shareholders represent is to be determined as at midnight (Sydney time) before the date on which the General Meeting is called.

30.6. Shareholders, who individually or together with other Shareholders may request an extraordinary General Meeting pursuant to article 30.1, may at all times give the Company notice of a resolution that they propose to put on the agenda for, and have adopted at, a General Meeting.

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     Such notice:

     a.   must be in writing;

     b. must state the proposed resolution, and the wording of the proposed resolution;

     c.   must be signed by the Shareholder(s) making the request;

     d.   must be given to the Company; and

     e. may be given in one or more counterparts, and if given in more than one counterpart will be taken to be received by the Company on the date that the last of such requests is received as is necessary to satisfy the representation requirement set out in article 30.1.

     The Managing Board or Supervisory Board shall ensure that such resolution is considered at the next General Meeting that occurs more than two (2) months after such notice is given with such notice to be given in accordance with the other provisions of these Articles. The Company must give its Shareholders notice of the resolution at the same time, or as soon as practicable afterwards, and in the same way, as it is required to give notice to its Shareholders pursuant to article 10.1. under a. through e. inclusive. The Company shall meet the expenses incurred in giving the notice if it receives the notice in time to send it out to the Shareholders with the notice of the General Meeting. Unless the Managing Board agrees otherwise, the Shareholders requesting the General Meeting shall be jointly and individually liable for the expenses reasonably incurred by the Company in giving notice of the resolution if the Company does not receive the request in time to send it out with the notice of the General Meeting

     To the fullest extent permitted by Law, the Company need not comply with the request if the notice of the proposed resolution is more than one thousand (1,000) words long or defamatory.

30.7. Shareholders, who individually or together with other Shareholders may request an extraordinary General Meeting pursuant to article 30.1, may at all times request the Company give to all its Shareholders a statement provided by the Shareholders making the request in connection with a resolution that is proposed to be adopted at a General Meeting or about any other matter that may properly be considered at a General Meeting.

     Such request:

     a.   must be in writing;

     b.   must state the statement, and the wording of the statement;

     c.   must be signed by the Shareholder(s) making the request;

     d.   must be given to the Company; and

     e. may be given in one or more counterparts, and if given in more than one counterpart will be taken to be received by the Company on the date that the last of such requests is received as is necessary to satisfy the representation requirement set out in article 30.1.

     The Company must distribute to all of its Shareholders a copy of the proposed resolution immediately following the receipt thereof, or as soon as practicable afterwards, and in the same way, as it is required to give notice to its Shareholders pursuant to article 10.1. under a. through e. inclusive.

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     The Company shall meet the expenses incurred in distributing the statement, provided it receives the statement in time to send it out to the Shareholders together with the notice of the General Meeting. Unless the Managing Board agrees otherwise, the Shareholders making the request shall be jointly and individually liable for the expenses reasonably incurred by the Company in distributing the statement if the Company does not receive the request in time to send it out with the notice of the General Meeting. To the fullest extent permitted by Law, the Company need not comply with the request if the statement is more than one thousand (1,000) words long or defamatory.

PLACE AND NOTICE OF GENERAL MEETINGS.

ARTICLE 31.

31.1. General Meetings shall be held at Amsterdam, Haarlemmermeer (Schiphol Airport), Rotterdam, or The Hague and at the time and location stated in the notice convening such General Meeting, without prejudice to article
     37.2 under b sub (i) or article 37.3.

31.2. The notice convening a General Meeting pursuant to articles 30.1. through
     30.3 inclusive shall be given by either the Managing Board or the Supervisory Board. The notice convening a General Meeting pursuant to articles 30.4. and 30.5 shall be given by the Shareholders in accordance with the said articles.

31.3. Any notice of a General Meeting shall exclusively be given:

     a. with due observance of the provisions of articles 10 and 32 and shall state the location and time of, and in case the General Meeting may be attended and addressed by way of telephone or video conferencing pursuant to article 34.3, the details for such conferencing, and agenda (and possible other information) for, the General Meeting and the Information Meeting;

     b. to every Shareholder and other persons entitled to receive notices of meetings and notifications pursuant to article 10.12; and

     c.   to the auditor to the Company.

NOTICE PERIOD. AGENDA.

ARTICLE 32.

32.1. The notice convening a General Meeting shall be sent no later than on the twenty-eighth day prior to the meeting. The notice shall always contain or be accompanied by the agenda for the meeting, the place and contact details for the purpose of receiving proxy appointments and such information as, at the discretion of the person(s) convening the General Meeting, is deemed necessary to enable Shareholders to make a well considered decision or refer where such information shall be publicly available.

32.2. The agenda shall contain such subjects to be considered at the meeting as the person(s) convening the meeting shall decide. No valid resolutions can be adopted at a General Meeting in respect of subjects that are not mentioned in the agenda.

32.3. Without prejudice of the provisions of article 30, one or more Shareholders representing solely or jointly at least one-hundredth part of the issued share capital or, as long as the shares of the Company are admitted to official quotation on a stock exchange as referred to in article 1, subsection e of the Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995), that is under the supervision of the government or of an authority or organization recognized by the government, representing a value of at least fifty million euro (EUR 50,000,000) according to the official price list of the stock exchange

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     concerned, can request the Managing Board to place a matter on the agenda, provided that the Company has received such request at least sixty days prior to the date of the General Meeting concerned and provided that it is not detrimental to an overriding interest of the Company.

32.4. The Managing Board and the Supervisory Board shall, after consultation with the Joint Board, inform the General Meeting by means of explanatory notes to the agenda of all facts and circumstances relevant to the proposals on the agenda. These explanatory notes to the agenda shall be put on the company's website.

CHAIR OF GENERAL MEETINGS. MINUTES.

ARTICLE 33.

33.1. General Meetings shall be presided by the chair of the Supervisory Board. In case of absence of the chair of the Supervisory Board the meeting shall be presided by any other person nominated by the Supervisory Board. The chair of the General Meeting shall appoint the secretary of that meeting.

33.2. The secretary of the meeting shall keep the minutes of the business transacted at the General Meeting. Minutes shall be adopted and in evidence of such adoption be signed by the chair and the secretary of the General Meeting, or alternatively be adopted by a subsequent General Meeting; in the latter case the minutes shall be signed by the chair and the secretary of such subsequent General Meeting in evidence of their adoption, unless a notarial official record (notarieel proces-verbaal) will be drawn up by a civil law notary (notaris), in which case said official record need only be signed by the civil law notary and by the witnesses, if any.

     The draft minutes of the General Meeting shall be made available, on request, to shareholders no later than three months after the end of the meeting, after which the shareholders shall have the opportunity to react to the draft minutes in the following three months. The minutes shall then be adopted in the manner as described in the second sentence of this paragraph.

     If a notarial official record (notarieel proces-verbaal) has been drawn up, the notarial official record shall be made available, on request, no later than three months after the end of the general meeting.

33.3. A certificate signed by the chairman and the secretary of the meeting confirming that the General Meeting has adopted a particular resolution, shall constitute evidence of such resolution vis-a-vis third parties.

33.4. The chair of the General Meeting may request a civil law notary (notaris) to include the minutes of the meeting in a notarial official record (notarieel proces-verbaal).

ATTENDANCE OF GENERAL MEETINGS.

ARTICLE 34.

34.1. All Shareholders and other persons entitled to vote at General Meetings are entitled to attend the General Meetings, to address the General Meeting and to vote, provided that, and if so required as set out in the notice convening the meeting, such person has notified the Managing Board in writing of such person's intention to be present at the General Meeting or to be represented not later than the time specified in the notice convening the meeting.

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34.2. The provisions laid down in article 34.1 are mutatis mutandis applicable on Shares from which the holders of a right of Usufruct or pledge who have the voting right attached to those Shares derive their rights. In addition, the provisions laid down in article 34.1 shall equally apply to CUFS Holders, except that the CUFS Holders shall not have the right to vote.

34.3 If so determined by the Managing Board or the Supervisory Board, General Meetings may also be attended and addressed (but no voting may so be established) by means of telephone or video conference, provided each person entitled to attend and address the General Meeting pursuant to article 34.1 can hear and be heard at the same time.

34.4. The Managing Board may determine that the persons who are entitled to attend the General Meeting, as referred to in article 34.1 and article 34.2, are persons who (i) are a Shareholders or persons who are otherwise entitled to attend the General Meeting as at a certain date, determined by the Managing Board, such date hereinafter referred to as: the "record date", and (ii) who are as such registered in a register (or one or more parts thereof) designated thereto by the Managing Board, hereinafter referred to as: the "register", regardless of whether they are a Shareholder or person otherwise entitled to attend the General Meeting at the time of the General Meeting.

34.5. The record date referred to in article 34.4 cannot be earlier than at a certain time on the seventh day and not later than at a certain time on the third day, prior to the date of the General Meeting. The notice (oproeping) of the General Meeting will contain the procedure for registration, and lodgement of valid proxies.

PROXIES.

ARTICLE 35.

35.1. Shareholders and other persons entitled to attend a General Meeting may be represented by proxies duly authorised in writing, and provided notice and proxy appointments are given in the form approved by the Managing Board in writing to the Managing Board in accordance with article 34.1 and with due observance of article 35.2, such proxies shall be admitted to the General Meeting.

35.2 The instrument appointing the proxy given in accordance with article 35.1, and any power of attorney or other authority (if any) under which the instrument is signed, must be deposited not less than forty-eight hours before the start of the General Meeting or adjourned General Meeting (or such lesser time as set out in the notice convening the General Meeting), at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the General Meeting.

35.3. All matters regarding the admittance to the General Meeting, the exercise of voting rights and the outcome of the votes, as well as any other matters regarding the proceedings at the General Meeting shall be decided upon by the chair of that meeting, with due observance of the provisions of section 2:13 Dutch Civil Code.

INFORMATION MEETING.

ARTICLE 36.

36.1. Information Meetings shall be held no more than seven (7) days prior to each General Meeting and shall be for the benefit of Shareholders and other persons entitled to attend a General Meeting who are unable to attend such General Meeting.

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36.2. Information Meetings shall be held in Australia. The notice convening an
     Information Meeting shall be included in the notice convening the General Meeting and shall be given with due observance of article 31.3.

36.3. No voting will occur at any Information Meeting.

36.4. Subject to articles 34.1 and 35.1 and without limiting any other lodgement with the Company as set out in the relevant notice of a General Meeting, the Managing Board shall ensure that Shareholders and other persons entitled to vote at General Meetings are able to lodge proxies at the Information Meeting for admission to the General Meeting.

ADOPTION OF RESOLUTIONS. QUORUM. ADJOURNMENTS.

ARTICLE 37.

37.1. Unless provided otherwise by Law or these Articles, resolutions shall be validly adopted if adopted by an absolute majority of votes cast at a General Meeting at which at least five (5) % of the issued and outstanding share capital is present or represented. Blank and invalid votes shall not be counted.

37.2. If a quorum is not present within thirty (30) minutes after the opening of the General Meeting:

     a. where the meeting was convened upon the request of Shareholders, the General Meeting will be dissolved;

     b.   in any other case, provided the Shares are quoted on the ASX:

          (i) the meeting stands adjourned to a time and place as the Managing Board decides provided however that such meeting shall be resumed as soon as practically possible but not later than twenty four hours after the time originally fixed for the General Meeting and that the place may only be altered into a place within the same municipality as originally fixed for the General Meeting; and

          (ii) if at the adjourned meeting a quorum is not present within thirty
               (30) minutes after the time appointed for the meeting, the meeting will be dissolved.

37.3. Provided the Shares are quoted on the ASX, the chair may in order to procure the orderly conduct of proceedings at the General Meeting (for instance, to allow for a break, to gain information and advice, to give the opportunity to deliberate) adjourn the General Meeting from time to time and from place to place, provided however that such meeting shall be resumed as soon as practically possible but not later than twenty four hours after the time originally fixed for the General Meeting and that the place may only be altered in a place within the same municipality as originally fixed for the General Meeting. If the chair elects to adjourn the General Meeting pursuant to the preceding sentence, the chair may decide whether to seek the approval of the Shareholders present. No business shall be transacted at any adjourned General Meeting other than the business left unfinished at the General Meeting from which the adjournment took place.

37.4. Any resolution to be considered at a General Meeting shall be decided on written votes and in the manner and at the time the chair of the General Meeting directs.

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37.5. The chair shall determine any dispute as to the admission or rejection of a vote and such determination made in good faith shall be final and conclusive, subject to any judicial examination by any competent court. An objection to the qualification of a person to vote raised before or at the General Meeting or adjourned General Meeting shall be decided upon by the chair of the meeting, whose decision shall be final, subject to any judicial examination by any competent court.

37.6. If the voting concerns the appointment of a person and more than one person has been nominated for appointment, then votes shall be taken until one of the nominees has obtained an absolute majority of the votes cast. The further votes may, at the chair's discretion, be taken at a subsequent General Meeting.

37.7. In the case of an equality of votes cast at the General Meeting the chair has a casting vote.

37.8. Unless depositary receipts for Shares have been issued with the co-operation of the Company, the Shareholders may adopt a resolution that they can adopt at a meeting, without holding a meeting. Such a resolution shall only be valid if all Shareholders entitled to vote have cast their votes in writing in favour of the proposal concerned and all members of the Managing Board and the Supervisory Board were been offered the opportunity to advise on the resolution to be so adopted.

VOTING RIGHT PER SHARE.

ARTICLE 38.

At the General Meeting each Share shall confer the right to cast one vote, unless provided otherwise by Law or these Articles.

SPECIAL RESOLUTIONS. PROPOSALS TO AMEND THESE ARTICLES OR TO LIQUIDATE OR TO MERGE AND DEMERGE THE COMPANY.

ARTICLE 39.

39.1. Without prejudice to the quorum requirement as referred to in article 37.1., a resolution of the General Meeting to amend these Articles or to dissolve the Company shall only be valid if:

     a. adopted by at least a three-fourths (3/4) majority of the votes cast at such General Meeting; and

     b. with respect to a proposed amendment of these Articles one complete copy of the proposal has been freely available for the Shareholders and the other persons entitled to attend the General Meeting at the office of the Company as from the day of notice convening such meeting until the close of that meeting.

39.2. A resolution by the General Meeting to merge or demerge the Company shall only be valid if adopted by at least a three-fourths (3/4) majority of the votes cast at such General Meeting.

ANNUAL ACCOUNTS. REPORT OF THE MANAGING BOARD AND DISTRIBUTIONS.

ARTICLE 40.

40.1. The financial year of the Company shall run from the first day of April up to and including the thirty-first day of March of the following year.
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40.2. Each year the Managing Board shall prepare the annual accounts, consisting of a balance sheet as at the thirty-first day of March and a profit and loss account in respect of the preceding financial year, together with the explanatory notes thereto. The Managing Board shall furthermore prepare a report on the course of business of the Company and the conduct of its affairs during the past financial year.

40.3. The Managing Board shall draw up the annual accounts in accordance with applicable generally accepted accounting principles and all other applicable provisions of the Law. The annual accounts shall be signed by all members of the Managing Board and the Supervisory Board; if the signature of one or more of them is lacking, this shall be disclosed, stating the reasons thereof.

40.4. The Managing Board shall explain, in a separate chapter of the annual report the principles of the corporate governance structure of the Company. This chapter shall reflect how the Company has applied the provisions of the code of conduct designated pursuant to the order in council (algemene maatregel van bestuur) as referred to in article 2:391, paragraph 4, Civil Code to the extent that these provisions are directed to the Managing Board or Supervisory Board. To the extent that the Company does not comply with the provisions referred to in the preceding sentence, the Managing Board shall reflect in the chapter referred to above why and to what extent the Company deviates from these provisions.

40.5. The Managing Board shall, on behalf of the Company, cause the annual accounts to be examined by one or more registered accountant(s) designated for the purposes by the General Meeting or other experts designated for that purpose in accordance with section 2:393 Dutch Civil Code. The auditor or the other expert designated shall report on his examination to the Supervisory Board and the Managing Board and shall issue a certificate containing the results thereof. The Managing Board shall ensure that the report on the annual accounts shall be available at the offices of the Company for the Shareholders.

40.6. Copies of the annual accounts, the annual report of the Managing Board and the information to be added to each of such documents pursuant to the Law shall be made freely available at the office of the Company for the Shareholders and the other persons entitled to attend General Meeting, as from the date of the notice convening the General Meeting at which meeting they shall be discussed, until the close thereof.

40.7. The registered accountant or the other expert designated for that purpose pursuant to article 2:393, Civil Code, may be questioned by the General Meeting in relation to its statement on the fairness of the annual account. The registered accountant or the other expert designated for that purpose pursuant to article 2:393, Civil Code shall therefore be invited to attend this meeting and be entitled to address this meeting.

ARTICLE 41.

[THIS ARTICLE HAS LAPSED.]

PROFIT AND LOSS. RESERVATION. DIVIDEND.

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ARTICLE 42.

42.1. Out of the profit made in any financial year shall first be retained by way of reserve, with due observance of applicable provisions of Law relating to statutory reserves (wettelijke reserves) such portion of the profit - the positive balance of the profit and loss account - as determined by the Supervisory Board. The Supervisory Board may determine how to attribute losses.

42.2. The portion of the profit remaining after application of article 42.1, shall be at the disposal of the Managing Board, or, if the Managing Board resolves so, the General Meeting.

42.3. Subject to the Law and these Articles, the Managing Board may, subject to the approval of the Joint Board, resolve to declare a dividend and fix the date and amount of payment and determine as to whether or not profits are distributed to Shareholders either in cash or in Shares or other securities issued by the Company or by other companies, or a combination thereof, provided however that a resolution to distribute Shares requires a resolution of the corporate body authorised to resolve upon the issue of Shares.

42.4. Subject to the provisions of section 2:105 subsection 4 Dutch Civil Code, and these Articles the Managing Board may, subject to the approval of the Joint Board, resolve to declare an interim dividend on Shares. Subject to the approval of the Joint Board, Iinterim dividends may be distributed to the Shareholders, in proportion to the number of Shares held by each of them, either in cash or in Shares or other securities issued by the Company or by other companies, or a combination thereof, provided however that a resolution to distribute Shares requires a resolution of the corporate body authorised to resolve upon the issue of Shares.

42.5. Dividends shall be divisible among the Shareholders in proportion to the nominal amount paid (or credited as paid) (excluding the amounts unpaid on those Shares pursuant to article 5) on the Shares of each Shareholder without prejudice to the other provisions of this article 42. To the extent one or more payments on Shares are made during the period to which a dividend relates, the dividend on the amounts so paid on Shares shall be reduced pro rata to the date of these payments.

42.6. The Company can only declare dividends in so far as its shareholders equity (eigen vermogen) exceeds the amount of the paid up and called portion of the share capital, plus the statutory reserves (wettelijke reserves).

OTHER DISTRIBUTIONS.

ARTICLE 43.

43.1. Next to possible other reserves, the Company may maintain a share premium reserve for Shares.

43.2. The Managing Board may, subject to the approval of the Joint Board, declare distributions out of a share premium reserve or out of any other reserve shown in the annual accounts, not being a statutory reserve (wettelijke reserve).

43.3. Subject to the Law and these Articles and subject to the approval of the Joint Board, the Managing Board may resolve to declare a distribution as referred to in article 43.2. and fix the date and amount of payment and determine as to whether or not profits are distributed to Shareholders either in cash or in Shares or other securities issued by the

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     Company or by other companies, or a combination thereof, provided however that a resolution to distribute Shares requires a resolution of the corporate body authorised to resolve upon the issue of Shares.

43.4. Distributions shall be divisible among the Shareholders in proportion to the nominal amount paid (or credited as paid) (excluding the amounts unpaid on those Shares pursuant to article 5) on the Shares of each Shareholder.

43.5. The Company can only declare distributions in so far as its shareholders equity (eigen vermogen) exceeds the amount of the paid up and called portion of the share capital, plus the statutory reserves (wettelijke reserves).

PAYMENT OF DIVIDEND AND OTHER DISTRIBUTIONS.

ARTICLE 44.

44.1. Distributions pursuant to article 42 or article 43 of these Articles shall be payable as of the date fixed for payment by the Managing Board, subject to the approval of the Joint Board. No dividend shall carry interest against the Company.

44.2. Distributions pursuant to article 42 or article 43 of these Articles shall be made payable at an address or addresses in the Netherlands, to be determined by the Managing Board, as well as at least one address in each other country or state where the Shares or CUFSs are traded on a stock exchange.

44.3. Cash distributions shall be declared in United States Dollars, unless the Managing Board determines otherwise and may be paid in such currency or currencies as the Managing Board determines using the rate of exchange prevailing on a date fixed by the Managing Board.

44.4. The person entitled to a distribution on Shares pursuant to article 42 or article 43 of these Articles shall be the person in whose name the Share is registered at a date fixed by the Managing Board.

44.5. Distributions on Shares in cash pursuant to article 42 or article 43 of these Articles that have not been collected within five years and two days after have become due and payable shall revert to the Company.

44.6. In the case of a distribution on Shares pursuant to articles 42.3, 43.3 or article 43.4, any Shares or other securities in the Company or another company not claimed within a period to be determined by the Managing Board shall be sold for the account of the persons entitled to the distribution who failed to claim such Shares or other securities. The net proceeds of such sale shall thereafter be held at the disposal of the above persons in proportion to their entitlement; the right to the proceeds shall lapse, however, if the proceeds are not claimed within five years and two days after the date fixed for payment of the distribution.

44.7. In the case of a distribution on Shares pursuant to articles 42.3, 43.3 or article 43.4, any Shares or other securities in the Company or another company that can not under applicable law be claimed or accepted by a Shareholder within a period to be determined by the Managing Board may at the request of the relevant Shareholder be sold for the account of the persons entitled to such distribution. The net proceeds of such sale shall thereafter be paid to, or held at the disposal of, the above person; the right to the proceeds shall lapse, however, if the proceeds are not claimed within five

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     years and two days after the date the Company has notified such person of the sale and the proceeds arising therefrom.

44.8. The Managing Board may cause the Company to deduct from any dividend or other distribution payable to a Shareholder all sums of money due and payable by such Shareholder to the Company on account of calls or otherwise in relation to Shares.

DISSOLUTION. LIQUIDATION.

ARTICLE 45.

45.1. If the Company is dissolved, the liquidation shall be carried out by the person(s) designated for that purpose by the General Meeting, under the supervision of the Supervisory Board.

45.2. The General Meeting shall upon the proposal of the Supervisory Board determine the remuneration payable to the liquidators and to the person responsible for supervising the liquidation.

45.3. The liquidation shall take place with due observance of the provisions of the Law. During the liquidation period these Articles shall, to the extent possible, remain in full force and effect.

45.4. After settling the liquidation, the liquidators shall render account in accordance with the provisions of the Law.

45.5. After the Company has ceased to exist, the books and records of the Company shall remain in the custody of the person designated for that purpose by the liquidators during a seven (7) year period.

DISTRIBUTION TO SHAREHOLDERS UPON DISSOLUTION.

ARTICLE 46.

After all liabilities of the Company have been settled, including those incidental to the liquidation, the balance shall then be distributed among the Shareholders in proportion to the nominal amount paid (or credited as paid) (excluding the amounts unpaid on those Shares pursuant to article 5) on the Shares of each Shareholder.

EFFECT OF THESE ARTICLES.

ARTICLE 47.

These Articles are binding on the Company and each Shareholder and the Company, on the one hand, and each Shareholder severally, on the other hand, is to observe and perform these Articles so far as they apply to him/it.

HOLDING OF SHARES AND CUFS.

ARTICLE 48.

The Shareholder holds the Shares (and accordingly any holder of CUFS takes its interests in the Shares) subject to:

a.   the provisions of these Articles;

b. any obligations or liabilities which the Shareholder may incur in respect of the Shares pursuant to these Articles; and

c. any rights or interests of the Company or any third party in the Shares which may arise under or pursuant to the exercise of any power contained in these Articles.

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CHAPTER III

LIMITATIONS ON THE RIGHT TO HOLD SHARES.

ARTICLE 49.

Capitalised terms used and not defined in article 1 in this chapter III shall have the following meaning:

AFFILIATED COMPANIES    of a Person:

                        (i)  a Parent Company of the Person;

                        (ii) a Subsidiary Company of the Person; and/or

                        (iii) another company where the Person and that company
                             are both Subsidiary Companies of the same Parent
                             Company;

ASIC ASSOCIATE          Australian Securities and Investments Commission; of a
                        Person:

                        (i)  an Affiliated Company of the Person; and/or

                        (ii) another Person with whom such Person has entered
                             into an agreement for the purpose of holding or acquiring a Relevant Interest;

AUSTRALIAN LAW AND      (i)  decisions of an Australian court;
POLICY
                        (ii) published policy statements, practice notes and
                             other guidelines and public releases issued by
                             ASIC; and

                        (iii) published decisions, rules, policies and other
                             guidelines and public releases issued by the Panel,

                        each in relation to the provisions in the Corporations
                        Act (including predecessors of that legislation) similar in nature to these Articles;

BID SECURITIES          the  CUFS or Shares being bid for under a Take-over Bid;
CONTROL                 over a Person,

                        (i)  the ability to exercise, directly or Indirectly:
                             (A) more than twenty (20%) of the voting rights in a general meeting of such Person; or (B) the right to dismiss or appoint more than fifty percent (50%) of the members of such Person's managing or supervisory board; or

                        (ii) in respect of a Person that is not a legal entity:
                             being liable (whether actually or contingently)
                             -alone or together with one or more Affiliated
                             Companies - for such Person's debts vis-a-vis third parties;

CORPORATIONS ACT BID    a bid for Shares or CUFS made in compliance, so far as
                        possible, with Parts 6.4, 6.5, 6.6 and 6.8 of the
                        Corporations Act in respect of off-market bids (as that
                        term is defined in the Corporations Act) as if the
                        Company were incorporated in Australia and were the
                        "target" as defined in those Parts, subject to:

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
                        (i) any requirement under those provisions for a document to be lodged with ASIC being taken to be satisfied if the document is given to ASX instead;
                             and

                        (ii) any other modifications or exemptions agreed
                             between the Person making the bid and the Supervisory Board in accordance with article 49.13;

INDIRECTLY              by, through or in concert with:

                        (i)  one or more Affiliated Companies of such Person;

                        (ii) a nominee or trustee for the Person; or

                        (iii) another Person with whom such Person has entered
                             into an agreement for the purpose of holding or acquiring a Relevant Interest;

ON MARKET TRANSACTION   a transaction that is effected on ASX and is:

                        (i) an on-market transaction as defined in the rules governing the operation of ASX; or

                        (ii) if those rules do not define on-market transactions
                             - effected in the ordinary course of trading on ASX;

PANEL the Corporations and Securities Panel established under the Australian Securities and Investments Commission Act
                        (2001) or any successor or replacement entity;

PARENT COMPANIES        of a Person, one or more companies exercising Control
                        over such Person;

PERSON a natural person, a legal entity or any other legal form that under applicable law has the power to hold a Relevant Interest;

RELEVANT INTEREST       any interest in Shares that causes or permits a Person
                        to:

                        (i) exercise or to influence (or restrain) the exercise of voting rights on Shares (whether through the giving of voting instructions or as a proxy or otherwise); or

                        (ii) dispose or to influence (or restrain) the disposal
                             of Shares,

                        including inter alia the legal ownership of a Share, a CUFS, a right of pledge (pandrecht) or right of Usufruct on a Share and an interest under an option agreement to acquire a Share or a CUFS;

SENIOR COUNSEL          an Australian legal practitioner practising in the New
                        South Wales or Victorian bar who has been appointed by
                        the Attorney General of New South Wales or Victoria (as
                        the case may be) as a senior counsel or queen's counsel;

SUBSIDIARY COMPANIES    of a Person, one or more companies over which Control is
                        exercised by such Person;

TAKE-OVER BID           a bid for Shares or CUFS that at all relevant times
                        fulfils the purposes set out in article 49.1 and
                        complies with the principles in article 49.13.

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49.1. The purposes of this chapter III is to ensure that:

     a. the acquisition of control over CUFS or Shares takes place in an efficient, competitive and informed market; and

     b. each Shareholder and CUFS Holder and as well as the Managing Board, Joint Board and Supervisory Board:

          (i) know the identity of any Person who proposes to acquire a substantial interest in the Company; and

          (ii) are given reasonable time to consider a proposal to acquire a substantial interest in the Company; and

          (iii) are given enough information to assess the merits of a proposal to acquire a substantial interest in the Company; and

     c. as far as practicable, the Shareholders and CUFS Holders all have a reasonable and equal opportunity to participate in any benefits accruing through a proposal to acquire a substantial interest in the Company.

     In the interpretation of a provision of article 49, a construction that would promote the purpose or object underlying these Articles is to be preferred to a construction that would not promote that purpose or object.

49.2. Without prejudice to the exceptions and exemptions as referred to in articles 49.5 and 49.6, no Person may hold a Share if, because of an acquisition of a Relevant Interest by any Person in that Share:

     a. the number of Shares in respect of which any Person (including, without limitation, the holder) directly or Indirectly acquires or holds a Relevant Interest increases:

          (i) from twenty percent (20%) or below to more than twenty percent (20%); or

          (ii) from a starting point that is above twenty (20%) and below ninety percent (90%),

          of the issued and outstanding share capital of the Company; or

     b. the voting rights which any Person (including, without limitation, the holder) directly or Indirectly, is entitled to exercise at a General Meeting on any matter increase:

          (i) from twenty percent (20%) or below to more than twenty percent (20%); or

          (ii) from a starting point that is above twenty percent (20%) and below ninety percent (90%),

          of the total number of such voting rights which may be exercised by any Person at a General Meeting.

          For the purposes of this article 49 (including article 49.2), a Person holds a Share if the Person:

          (A)  is the legal owner of the Share; or

          (B) holds a right of pledge (pandrecht) or right of Usufruct on Shares, provided the right to vote the Shares so pledged or subject to the right of Usufruct is included in such right.

          Any holding of a Share or acquisition of a Relevant Interest in breach of this article 49.2 does not cause such acquisition or holding to be invalid.

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49.2A (a)  A Shareholder must give the information referred to in article
          49.2A(e) to the Company if:

          (i) a Person begins to have, or ceases to have, a substantial holding in the Company; or

          (ii) a Person has a substantial holding in the Company and there is a movement of at least one percent (1%) in their holding; or

          (iii) a Person makes a Take-over Bid for securities of the Company.

          The Shareholder must also give the information to the ASX. For the purposes of this article, a "Substantial Holder" means a Person referred to in paragraphs (i), (ii) or (iii) above.

     (b) The obligation of the Shareholder to provide this information referred to in article 49.2A(e) is taken to be satisfied if it is provided to the Company and ASX by the Substantial Holder.

     (c) For the purposes of this article, a Person has a substantial holding in the Company if the total votes attached to Shares in which the Person directly or Indirectly:

          (A)  has Relevant Interests; or

          (B) would have a Relevant Interest but for the operation of article 49.5(g) or article 49.5(j),

          is five percent (5%) or more of the total number of votes attached to all Shares.

     (d) For the purposes of this article there is a movement of at least one percent (1%) in a Person's holding if the percentage worked out using the following formula increases or decreases by one (1) or more percentage points from the percentage they last disclosed under this article in relation to the Company:

          Person's votes
          -------------------------- x  one hundred (100)
          Total votes in the Company

          where:

          "Person's votes" is the total number of votes attached to all the Shares (if any) in which the Person directly or Indirectly has a Relevant Interest.

          "Total votes in the Company" is the total number of votes attached to all Shares.

     (e)  The information to be given must include:

          (i)  the Substantial Holder's name and address;

          (ii) details of their Relevant Interest in Shares and of the circumstances giving rise to that Relevant Interest;

          (iii) the name of the Shareholders in relation to the Shares in which the Substantial Holder has a Relevant Interest;

          (iv) details of any agreement through which the Substantial Holder would have a Relevant Interest in Shares in the Company;

          (v) the name of each Associate who has a Relevant Interest in Shares in the Company, together with details of:

               (A)  the nature of their association with the Associate;

               (B)  the Relevant Interest of the Associate; and

               (C) any agreement through which the Associate has the Relevant Interest; and
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          (vi) if the information is being given because of a movement in their holding - the size and date of that movement.

     (f) The information must be given in the form prescribed by the Company (if the Company has prescribed a form) and must be accompanied by:

          (i)  a copy of any document including any agreement that:

               (A) contributed to the situation giving rise to the Shareholder needing to provide the information; and

               (B) is in writing and readily available to the Substantial Holder or Shareholder; and

          (ii) a statement by the Substantial Holder or Shareholder giving full and accurate details of any contract, scheme or arrangement that:

               (A) contributed to the situation giving rise to the Shareholder needing to provide the information; and

               (B) is not both in writing and readily available to the Substantial Holder or Shareholder.

     (g) The information does not need to be accompanied by the documents referred to in article 49.2A(f) if the transaction that gives rise to the Shareholder needing to provide the information takes place on the ASX.

     (h)  The Shareholder must give the information:

          (i) within two (2) Business Days after they become aware of the information as referred to in article 49.2(A)(e); or

          (ii) by nine-thirty (9.30 am) on the next trading day of the ASX after they become aware of the information as referred to in article 49.2(A)(e) if a Take-over Bid is made.

49.3. For the purpose of article 49.2 or article 49.2A, a Person:

     a.   holding or acquiring a Relevant Interest; or

     b.   exercising the voting rights at a General Meeting,

     shall together with his Affiliated Companies be considered as one Person in respect of such Relevant Interest or exercise of voting rights, and each of them, to the extent he holds one or more Shares shall be jointly and severally liable (hoofdelijk aansprakelijk) for each other's obligations under these Articles pursuant to article 49.7 under a., and article 50.3 under b. In addition, there may be imposed on each of them the other remedies referred to in articles 49.7 and 50.3.

49.4. For the purpose of article 49.2 or article 49.2A, if one or more Persons pursuant to an agreement or a nominee or trustee arrangement act together for the purpose of:

     a.   holding or acquiring a Relevant Interest; or

     b.   exercising the voting rights at a General Meeting; or

     c. circumventing the prohibition as referred to in article 49.2 or the obligation in article 49.2A,

     all of them shall be considered as one Person in respect of such Relevant Interest, exercise of voting rights or circumvention of the prohibition or obligation. Each of them, to the extent he holds one or more Shares shall be jointly and severally liable (hoofdelijk aansprakelijk) for each other's obligations under these Articles pursuant to article 49.7

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     under a. and article 50.3 under b. In addition, there may be imposed on each of them the other remedies referred to in articles 49.7 and 50.3.

49.5. A Person is not considered to hold or acquire a Relevant Interest for the purpose of article 49.2 or article 49.2A, if the Relevant Interest arises merely because:

     a. that Person acquires a Relevant Interest solely as a nominee or trustee for a Person who may direct the nominee or trustee as to the exercise of any power relating to the Relevant Interest;

     b. that Person holds Shares as a securities intermediary (effectenbemiddelaar) within the meaning of section 7 of the 1995 Act on the supervision of the securities trade (Wet toezicht effectenverkeer 1995), such as inter alia brokers and dealers, provided such Person acts on behalf of someone else (and not for his own account) in the ordinary course of such Person's business and provided such person is qualified to practise under applicable law;

     c. that Person holds Shares as a custodian (bewaarder) or depository in order to enable the Shares of the Company to be traded on a stock market of a securities exchange, provided such Person is qualified to practise under applicable law;

     d. that Person holds or acquires a Relevant Interest as a result of a share repurchase and cancellation of shares;

     e. of a charge or other security taken for the purpose of a transaction entered into by the Person if:

          (i) the mortgage, charge or security is taken or acquired in the ordinary course of the Person's business of providing financial services and on ordinary commercial terms; and

          (ii) the Person whose property is subject to the charge or security is not an Affiliated Company of the Person;

     f. the Person has been appointed to vote as a proxy or representative on Shares if:

          (i)  the appointment is for one General Meeting only; and

          (ii) neither the Person nor any Affiliated Company gives valuable consideration for such appointment;

     g.   of:

          (i)  an exchange traded option over the Shares; or

          (ii) a right to acquire a Relevant Interest given by a (futures) agreement.

          This paragraph g. stops applying to any Relevant Interest when the obligation to make or take delivery of the Shares arises;

     h. a company's articles of association or applicable law gives all shareholders pre-emptive rights on the transfer of shares if all shareholders of the relevant company have pre-emptive rights on the same terms;

     i. the Person is a (managing) director of a legal entity having a Relevant Interest; or

     j. of an agreement if the agreement is conditional on a resolution referred to in article 49.6 under e.

     When a Person's Relevant Interest in a Share is disregarded pursuant to this article 49.5, the Person shall for the purposes of article 49.2 under
     b. or article 49.2A be taken not to be entitled to exercise, directly or Indirectly, the voting rights relating to that Share.

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49.6. The prohibition as referred to in article 49.2 or the obligation as referred to in article 49.2A shall not apply to the extent that:

     a. the holding or acquisition of a Relevant Interest results from the acceptance of offers under a Take-over Bid;

     b. the holding or acquisition of a Relevant Interest is the result of an On-Market Transaction if:

          (i) the acquisition is by or on behalf of the bidder under a Take-over Bid; and

          (ii) the acquisition occurs during the bid period in respect of the Take-over Bid; and

          (iii) the Take-over Bid is for all the Bid Securities; and

          (iv) the Take-over Bid is unconditional;

     c. the holding or acquisition of a Relevant Interest arises in the following circumstances:

          (i) throughout the six (6) months before the acquisition a Person directly, or Indirectly, holds a Relevant Interest in the issued and outstanding share capital of the Company of at least nineteen percent (19%); and

          (ii) as a result of the acquisition, directly, or Indirectly, the Person would have a Relevant Interest in the issued and outstanding share capital of the Company not more than three (3) percentage points higher than he had six (6) months before the acquisition;

     d.   the holding or acquisition of a Relevant Interest:

          (i)  is consistent with the purposes in article 49.1; and

          (ii) conforms to the principles in article 49.13 as they apply to the acquisition or holding, adjusting those principles as appropriate to meet the particular circumstances of the acquisition or holding but without derogating from the purposes in article 49.1; and

          (iii) has received the prior approval of the Supervisory Board;

     e. the holding or acquisition of a Relevant Interest has been approved previously by a General Meeting if:

          (i)  no votes are cast in favour of the resolution by:

               (A) the Person proposing to make the acquisition and its Associates; or

               (B) the Person (if any) from whom the acquisition is to be made and its Associates; and

          (ii) the Shareholders were given all information known to the Person proposing to make the acquisition or its Associates, or known to the Company, that was material to the decision on how to vote on the resolution, including:

               (A) the identity of the Person proposing to make the acquisition and its Associates; and

               (B) the maximum extent of the increase in that Person's Relevant Interest in the Company that would result from the acquisition; and

               (C) the Relevant Interest that Person would have as a result of the acquisition; and

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               (D)  the maximum extent of the increase in the Relevant Interest each of that Person's Associates that would result from the acquisition; and

               (E) the Relevant Interest that each of that Person's Associates would have as a result of the acquisition;

     f. the holding or acquisition of a Relevant Interest results from an acquisition through operation of law including a merger by Law in accordance with the Dutch Civil Code;

     g. the holding or acquisition of a Relevant Interest results from the acceptance of take-over offers made by the Company for the securities of another body corporate listed on the stock market of a securities exchange, which offers are made in accordance with applicable securities law regulating the conduct of take-overs of bodies corporate of that kind, where Shares or securities convertible into Shares are included in the consideration for the acquisition of securities under those offers;

     h. the holding or acquisition of a Relevant Interest results from the exercise of rights of conversion attaching to securities convertible into Shares issued in accordance with paragraph g; or

     i. the holding or acquisition of a Relevant Interest results from an issue by the Company under a prospectus to a Person as underwriter or sub-underwriter to the issue where the prospectus disclosed the effect or range of possible effects that the issue would have on the number of Shares in which that Person would have a Relevant Interest and on the voting rights of that Person.

49.7. Subject to articles 49.8 and 49.9, the Supervisory Board may cause the Company to exercise any one or more of the following remedies if a breach by a Person of the provisions of article 49.2 or article 49.2A has occurred or is continuing:

     a. require, by notice in writing, the Shareholder to dispose all or part of the Shares so held in breach of article 49.2 or article 49.2A within the time specified in the notice;

     b. disregard the exercise by such Person of all or part of the voting rights arising from the Shares or the right of pledge (pandrecht) or the right of Usufruct on Shares, provided the right to vote the Shares so pledged or subject to the right of Usufruct is included in such right so held in breach of article 49.2 or article 49.2A; or

     c. suspend such Person from the right to receive all or part of the dividends or other distributions arising from the Shares so held in breach of article 49.2 or article 49.2A.

49.8. The Company may exercise the remedies referred to in article 49.7 if it first obtains a judgement from the competent courts and acts in accordance with such judgement, that a breach of the prohibition of article 49.2 or the obligation in article 49.2A has occurred and is continuing.

49.9. In addition to exercising its rights under articles 49.8 and 49.10, the Company may exercise the remedies referred to in article 49.7 if it first obtains advice from, and acts in accordance with the advice of:

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     a.   a Senior Counsel in the commercial field of at least five (5) years standing as a Senior Counsel; or

     b. a senior partner experienced in Australian mergers and acquisitions of a major Australian commercial law firm; and

     in either case, being independent of (and not associated with) the Company or any other interested party and without a material personal interest in the matter. The advisor shall be appointed by the Company, but must be nominated by:

     (i)  the president of the Panel; or

     (ii) if such Person is unwilling or unable to make the nomination, the director of the Panel; or

     (iii) if such Person is unwilling or unable to make the nomination, a mediator on the Supreme Court of New South Wales list of approved mediators nominated by the Company.

     The advisor must inter alia be instructed to:

     (A)  advise whether any breach of article 49.2, article 49.2A or article
          50.2 has occurred;

     (B) have regard to the purposes under article 49.1 and to the extent applicable, the principles in article 49.13, Australian Law and Policy in interpreting these provisions and giving this advice;

     (C) in determining whether the exception under article 49.6 under a. applies to an acquisition or holding of a Relevant Interest pursuant to a Take-over Bid that is not a Corporations Act Bid, have regard to the manner in which a bid for CUFS or Shares would have been conducted under a Corporations Act Bid, including the information which would have provided to shareholders in connection with such bid;

     (D) give the Company and any Person that would be aggrieved by the exercise of the Company's powers under articles 49.7 or article 50.3 the opportunity, with their legal advisors, to make submissions to the advisor, prior to the advisor providing the advice;

     (E) have regard to issues under Dutch law to the extent relevant to providing his or her advice and for that purpose to retain, at the Company's cost, an appropriately qualified expert in Dutch law; and

     (F)  provide his or her advice as soon as possible.

     The Company shall:

     1. provide any assistance or information it may possess, which is reasonably required by the advisor to give this advice;

     2.   be responsible for paying the advisors' fees and expenses;

     3. include in the terms of the advisor's appointment an indemnity by the Company in favour of the advisor for any loss or liability he or she may incur in connection with providing this advice, except as a result if his or her negligence or wilful default; and

     4. provide a copy of the advice to the Person who has breached or is alleged to have breached article 49.2, article 49.2A or article 50.2.

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     The Company shall include any other terms and conditions in the appointment of the advisor which the Person nominating the advisor specifies.

49.10. Where the Company is seeking but has not received advice under article 49.9, the Company may also exercise any of the remedies described in article 49.7 (other than that as described under a.) by notice in writing to the Shareholder but so that they have effect for the period commencing on the date the notice is given and ending on the earlier of:

     a.   twenty one (21) days after the notice has been given; and

     b. one (1) day after the advice under article 49.9 has been provided to the Company.

49.11. If there are reasonable grounds to believe that a breach of article 49.2 or article 49.2A has occurred, the Supervisory Board must consider whether to exercise the remedies under article 49.7 or article 50.3 and take advice as to whether it should exercise those remedies. For that purpose, the Supervisory Board must give proper consideration to (and include within any brief for advice) any submission that a breach has occurred from any Shareholders or any other interested Person or officer of the Company aggrieved by the alleged breach.

49.12. If the requirements of any notice pursuant to article 49.7 under a. are not complied with by the Person within the time specified in the notice, the Company may, as an irrevocable proxy of the Shareholder, without any further instrument, cause the Shares referred to in the notice to be sold on any relevant securities exchange on which they are quoted, or, if they are not so quoted, in accordance with section 2: 87b Dutch Civil Code.

     The Company may:

     a. appoint a Person as transferor to effect a transfer in respect of any Shares sold in accordance with this article and to receive and give good discharge of the purchase money for them;

     b. acknowledge the transfer despite the fact that the share certificates (if any) may not have been delivered to the Company;

     c. issue a new share certificate (if required) in which event the previous certificate(s) (if any) are deemed to have been cancelled;

     d. if the Person delivers the relevant share certificates (if any) to the Company for cancellation, the purchase money less the expenses of any sale made in accordance with paragraph (b) above must be paid to the Person whose Shares were sold; and

     e. if the Person does not deliver the relevant share certificates (if any) to the Company, the Company may sue the Person in detinue for recovery of the share certificates (if any), and the Person is not entitled to deny or dispute the Company's ownership and right to possession of any share certificate in any legal action.

          The Company may, by notice in writing, at any time require any Shareholder to provide the Company any information or evidence (on oath or otherwise verified if the Company reasonably requires) as the Company may consider likely to be of

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          assistance in determining whether or not that Person is eligible to remain a Shareholder with respect to all his Shares.

          Despite anything in this article 49.12, the Company has no liability, subject to article 49.18, arising from any Person holding Shares in circumstances which would result in or have the effect of causing an infringement or contravention of article 49.2 or article 49.2A.

          The Company and the members of its Managing Board, Supervisory Board or Joint Board have no liability to any Person arising from any action taken by the Company under this article, provided that such action was taken in good faith.

49.13. In addition to fulfilling the purposes in article 49.1, a Take-over Bid must comply with the following principles.

     a. An offer for Bid Securities must be an offer to buy all the Bid Securities or a specified proportion of the Bid Securities. The proportion specified must be the same for all holders of the Bid Securities.

     b. A Person who holds one (1) or more parcels of those securities as trustee or nominee for, or otherwise on account of, another Person may accept the offer as if a separate offer had been made in relation to:

          (i)  each of those parcels; and

          (ii) any parcel they hold in its own right;

     c. All the offers made must be the same. In applying this paragraph, the following shall be disregarded:

          (i) any differences in the offers attributable to the fact that the number of Bid Securities that may be acquired under each offer is limited by the number of Bid Securities held by the holder;

          (ii) any differences in the offers attributable to the fact that the offers relate to Bid Securities having different accrued dividend or distribution entitlements;

          (iii) any differences in the offers attributable to the fact that the offers relate to Bid Securities on which different amounts are paid up or remain unpaid;

          (iv) any differences in the offers attributable to the fact that the Person making the offer may issue or transfer only whole numbers of securities as consideration for the acquisition; and

          (v) any additional cash amount offered to holders instead of the fraction of a security that would otherwise be offered.

     d. The consideration offered for Bid Securities must equal or exceed the maximum consideration that the Person making the offer directly or Indirectly provided, or agreed to provide, for Shares or CUFS under any purchase or agreement during the four (4) months before the first day of the period of the offer.

     e. A Person making an offer for Bid Securities must not directly or Indirectly, during the period of the offer, give, offer to give or agree to give a benefit to a Person if:

          (i) the benefit is likely to induce the Person directly or Indirectly to:

               (A)  accept the offer; or

               (B)  dispose of Shares or CUFS; and

          (ii) the benefit is not offered to all holders of Bid Securities.

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     f.   The period of the offer must:

          (i)  start on the date the first offer is made; and

          (ii) last for at least one (1) month, and not more than twelve (12) months. If, within the last seven (7) days of the period of the offer:

          (A) the offers are varied to improve the consideration offered (including by offering an alternative form of consideration); or

          (B) the number of Shares in which the Person making the offer directly or Indirectly holds a Relevant Interest, or both, increases to more than fifty percent (50%) of the issued and outstanding share capital of the Company, the period of the offer is extended so that it ends fourteen (14) days after the event referred to in paragraph (A) or (B) above.

     g. Offers must not be subject to a maximum acceptance condition. A maximum acceptance condition is one that provides that the offers will terminate, or the maximum consideration offered will be reduced, if effectively one or more of the following occurs:

          (i) the number of Bid Securities for which the Person making the offer receives acceptances reaches or exceeds a particular number; or

          (ii) the number of Shares in which the Person making the offer directly or Indirectly holds a Relevant Interest, or both, reaches or exceeds a particular percentage of the issued and outstanding share capital of the Company; or

          (iii) the percentage of Bid Securities the Person making the offer has a Relevant Interest in reaches or exceeds a particular percentage of Bid Securities in that class.

          Offers must not be subject to a discriminatory condition. A discriminatory condition is a condition that allows the Person making the offer to acquire, or may result in that Person acquiring, Bid Securities from some but not all of the people who accept the offers.

          Offers must not be subject to a condition if the fulfilment of the condition depends on:

          (i) the opinion, belief or other state of mind of the Person making the offer or an Affiliated Company; or

          (ii) the happening of an event that is within the sole control of, or is a direct result of action by, any of the following:

               (A) the Person making the offer (acting alone or together with an Affiliated Company); or

               (B) an Affiliated Company (acting alone or together with the Person making the offer or another Affiliated Company of that Person).

     h.   The Person making the offer may only vary the offer made by:

          (i) improving the consideration offered (including by offering an additional form of consideration); or

          (ii) extending the period of the offer.

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          The terms of unaccepted offers must be varied in the same way. Any person who has already accepted an offer must be entitled to the improved consideration and, in the case of an addition of a new form of consideration, be entitled to make a fresh election.

     i. A Person making an offer that is unconditional may extend the period of the offer at any time before the end of the offer. A Person making an offer that is still subject to conditions may only extend the period of the offer at least seven (7) days before the end of the period of the offer unless during that seven (7) day period another Person announces a bid for Bid Securities or improves the consideration offered under another bid for Bid Securities.

     j. Each offer must be in writing and have the same date. This date is the day the first offer is made.

     k. The Person making the offer must, at the same time it gives its offer to holders of Bid Securities, also give a document to those holders setting out all information known to the Person that is material to the making of the decision by a holder of Bid Securities whether or not to accept the offer. This document must be given to the Company and ASX at least fourteen (14) days before it is given to these holders and must be dated. The date is the date on which the document is given to ASX. If the Person making the offer becomes aware of:

          (i)  a misleading or deceptive statement in the document; or

          (ii) an omission from the document of information required by article
               49.1 or this article 49.13; or

          (iii) a new circumstance that:

               (A)  has arisen since the document was given to the Company; and

               (B)  would have been required by article 49.1 or this article
                    49.13 to be included in the document if it had arisen before the document was given to the Company,

          that is material from the point of view of a holder of Bid Securities, the Person making the offer must prepare a supplementary document that remedies this defect. The Person making the offer must give the supplementary document to the Company and give a copy with ASX. The supplementary document must be dated. The date is the date on which the supplementary document is given to ASX.

49.14. A bid for Shares or CUFS is taken to comply with the principles in article 49.13 if it is a Corporations Act Bid at all relevant times. The Supervisory Board must act reasonably and in a timely manner in agreeing with a Person making a Corporations Act Bid to any modifications or exemptions to the application of Parts 6.4, 6.5, 6.6 and 6.8 of the Corporations Act to a Corporations Act Bid having regard to the purposes in article 49.1, the principles in article 49.13 and Australian Law and Policy.

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49.15. If a Take-over Bid is made, the Company must:

     a. give to all holders of Bid Securities, ASX and the Person making the Take-over Bid a document in a timely manner setting out all information that the holders and their professional advisers would reasonably require to make an informed assessment whether to accept an offer under the Take-over Bid. The document must contain this information:

          (i) only to the extent to which it is reasonable for investors and their professional advisers to expect to see the information in the document; and

          (ii) only if the information is known to any members of the Managing Board or Joint Board; and

          The document must also contain a statement by each member of the Managing Board and Joint Board:

          (A) recommending that offers under the Take-over Bid be accepted or not accepted, and giving reasons for the recommendation; or

          (B)  giving reasons why a recommendation is not made.

          The document must be dated. The date is the date on which the document is given to ASX;

     b.   if it becomes aware of:

          (i)  a misleading or deceptive statement in the document; or

          (ii) an omission from the document of information required by paragraph a above; or

          (iii) a new circumstance that:

               (A) has arisen since the document was given to the Person making the offer; and

               (B) would have been required by paragraph a. above to be included if it had arisen before the document was given to the Person making the offer,

          that is material from the point of view of a holder of Bid Securities, prepare a supplementary document that remedies this defect and give it to the Person making the offer and ASX. The supplementary document must be dated. The date is the date on which the supplementary document is given to ASX; and

     c.   if it has been given a document in accordance with article 49.13 under
          k. and the Person making the offer makes a request for information under this paragraph for the purposes of fulfilling the purposes under article 49.1 and complying with the principles under article 49.13, the Company must inform the Person of the name and address of each Person who held Bid Securities and that Person's holding, at the specified time by the Person making the Offer. The Company must give the information to the Person making the offer in a timely manner and:

          (i)  in the form that the Person requests; or

          (ii) if the Company is unable to comply with the request - in writing.

          If the Company must give the information to the Person in electronic form, the information must be readable but the information need not be formatted for the preferred operating system of the Person making the offer.

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49.16. The Company may, by giving notice in writing, require the holder of a
     Share or a CUFS to give to the Company, within two (2) Business Days after receiving the notice, a statement in writing setting out:

     a. full details of the holder's Relevant Interest and of the circumstances giving rise to that Relevant Interest; and

     b. the name and address of each other Person who has a Relevant Interest together with full details of:

          (i)  the nature and extent of the Relevant Interest; and

          (ii) the circumstances that give rise to the Person's Relevant Interest; and

     c. the name and address of each Person who has given the holder of the Shares or the Person as referred to in paragraph b. above instructions about:

          (i)  the acquisition or disposal of a Relevant Interest; or

          (ii) the exercise of any voting or other rights attached to a Relevant Interest;

          (iii) any other matter relating to a Relevant Interest; together with full details of those instructions (including the date or dates on which those relevant instructions were given).

          A matter referred to in paragraph b. or c. need only be disclosed to the extent to which it is known to the Person making the disclosure Where a statement is delivered to the Company containing any details as referred to in paragraphs b. or c., the Company may, by giving notice in writing, require a holder of a Share or a CUFS to give to the Company or to use its best endeavours to procure that any other Persons as referred to in paragraphs b. or c. above to give to the Company, within two (2) days after receiving the notice, a statement in writing setting out the details as referred to in paragraphs a, b. and/or c. above.

49.17. So long as Shares are quoted on ASX, if the Company becomes subject to the law of any jurisdiction which applies so as to regulate the acquisition of control, and the conduct of any take-over, of the Company:

     a. the Company shall consult promptly with ASX to determine whether, in the light of the application of such law:

          (i) ASX requires amendment to Chapter III of these articles in order for these Articles to comply with the Listing Rules as then in force; or

          (ii) any waiver of the Listing Rules permitting the inclusion of all or part of Chapter III in these Articles has ceased to have effect; and

     b.   where:

          (i) the Listing Rules require these Articles to contain a provision and it does not contain such a provision;

          (ii) the Listing Rules require these Articles not to contain a provision and it contains such a provision; or

          (iii) any provision of these Articles is or becomes inconsistent with the Listing Rules,

          the Managing Board shall put to the General Meeting a proposal to amend these Articles so as to make them, to the fullest extent permitted by Law, consistent with the Listing Rules.

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49.18. The Company shall indemnify a Person who:

     a.   is or was a Shareholder for the purpose of making CUFS available; and

     b. was or is a party or is threatened to be made a party to any threatened, pending, current or completed action, suit, investigation or proceeding, whether civil, criminal, administrative or investigative brought by any other person in connection with any action taken or not taken by such person or the Company as contemplated under article 49.7, article 49.12 or article 50.3, against all expenses (including attorneys' fees) judgements, fines and amounts paid in settlement which are actually and reasonably incurred by the person in connection with such action, suit, investigation or proceeding unless such Shareholder acted in bad faith.

CUFS HOLDERS.

ARTICLE 50

50.1. This article 50 is applicable to CUFS Holders who are bound by these Articles under the Corporations Act (as modified) or any other applicable law.

50.2. A CUFS Holder shall not do anything which would result in a breach of these Articles whether on the part of that Person or another Person bound by these Articles.

50.3. Where a remedy is exercisable under article 49.7 in respect of Shares and CUFS are issued in respect of the Shares which are the subject of the remedy:

     a. the Company must give a written notice setting out the name and holding of the CUFS Holder, whose CUFS relate to the Shares, and such other information as the Company considers necessary, to the Shareholder and the Shareholder shall be entitled to rely on the information contained in that notice for the purposes of these Articles. A copy of this notice, as well as any notice given to the Shareholder under article 49.7 or article 49.10, must also be given to that CUFS Holder;

     b. the Supervisory Board may cause the Company to require, by notice in writing to the CUFS Holder, that the CUFS Holder dispose of such number of CUFS that relate to the Shares, and within such time, as is specified in the notice;

     c. if the notice to the Shareholder under paragraph a. above states that the right to receive dividends or other distributions in respect of any of those Shares has been suspended, the Shareholder shall not, before receiving notice from the Company that the suspension has been lifted, distribute, nor direct the Company to distribute, to the CUFS Holder any dividend or distribution from the Company in respect of the CUFS which relate to those Shares;

     d. if the notice to the Shareholder under paragraph a. above states that the Company has determined to disregard the exercise of voting rights attached to particular Shares, the Shareholder shall inform the Company, as required by the Company, of such directions as to voting which the Shareholder has received from the CUFS Holders, and the names of the CUFS Holders concerned, in respect of all Shares held by the Shareholder, in order to ensure that the exercise of voting rights attaching to those Shares which are the subject of the Company's determination, and not other Shares, are disregarded. The Company shall be entitled to rely upon the information provided by the Shareholder.

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50.4. If the requirements of a notice under article 50.3 under b. are not complied with by the Person within the time specified in the notice, the Company may, as an irrevocable proxy of the CUFS Holder, without any further instrument, cause the CUFS referred to in the notice to be sold to the extent permitted by and in accordance with the ASTC Operating Rules and must pay to the Person whose CUFS were sold the purchase money less the expenses of the sale.

     The Company may, by notice in writing, at any time require any CUFS Holder to provide the Company any information or evidence (on oath or otherwise verified if the Company reasonably requires) as the Company may reasonably consider likely to be of assistance in determining whether or not a breach of these Articles has occurred or is continuing.

     Despite anything in this article 50.4, the Company and the Shareholder have no liability arising from any Person holding CUFS in circumstances which would result in or have the effect of causing an infringement or contravention of article 49.2, article 49.2A or article 50.2.

50.5. A CUFS Holder shall not have any claim against the Company, the members of its Managing Board, Supervisory Board or Joint Board or the Shareholder for any action taken by any of them in accordance with article 49 or this article 50 or the ASTC Operating Rules, provided that such action was taken in good faith.

CHAPTER IV

RENEWAL PROVISION.

ARTICLE 51.

Articles 49.9 through 49.10 of these Articles shall lapse after a period of five
(5) years from the later of the date referenced in the head of this deed and the date that the General Meeting last extended the applicability of articles 49.9 through 49.10, subject to the confirmation of such extension by way of the deposit by the Managing Board on recommendation of the Joint Board of a declaration with the trade register of the competent Chamber of Commerce and Industry as referred to in section 2: 77 Dutch Civil Code. If those articles lapse, the remedies in article 49.7 may thereafter be exercised only if the Company has obtained a judgement from the competent courts in accordance with article 49.8.

The required ministerial declaration of no-objection was granted on the thirtieth day of August two thousand and five, number N.V. 1.000.893.

The ministerial declaration of no-objection and a document in evidence of the resolutions, referred to in the head of this deed, are attached to this deed.

In witness whereof the original of this deed which will be retained by me, notaris, is executed in Amsterdam, on the date first mentioned in the head of this deed.

Having conveyed the substance of the deed and given an explanation thereto and following the statement of the person appearing that he has taken note of the contents of the deed and agrees with the partial reading thereof, this deed is signed, immediately after reading those parts of the deed which the law requires to be read, by the person appearing, who is known to me, notaris, and by myself, notaris.


(signed): R.H. Kleipool, M. van Olffen.